                                                         EXECUTION COPY






                                   $42,823,577




                                CREDIT AGREEMENT


                                   dated as of


                                December 29, 1997


                                      among


                              COVENTRY CORPORATION,

                             The BANKS Listed Herein


                                       and


                   MORGAN GUARANTY TRUST COMPANY OF NEW YORK,
                                    as Agent

                               TABLE OF CONTENTS


                                                                                             PAGE
                                                                                             ----
                                            ARTICLE 1
                                           DEFINITIONS

SECTION 1.01.  Definitions......................................................................1
SECTION 1.02.  Accounting Terms and Determinations; Pooling of
         Interests Adjustments.................................................................14
SECTION 1.03.  References to the Convention Statement or to Statutes and
         Regulations...........................................................................15

                                            ARTICLE 2
                                            THE LOANS

SECTION 2.01.  The Loans.......................................................................15
SECTION 2.02.  Notes...........................................................................15
SECTION 2.03.  Maturity of Loans...............................................................16
SECTION 2.04.  Interest Rates..................................................................16
SECTION 2.05.  Method of Electing Interest Rates...............................................18
SECTION 2.06.  Commitment Fee..................................................................20
SECTION 2.07.  Optional Prepayments............................................................20
SECTION 2.08.  Mandatory Prepayments...........................................................20
SECTION 2.09.  General Provisions as to Payments...............................................20
SECTION 2.10.  Funding Losses..................................................................22
SECTION 2.11.  Computation of Interest.........................................................22
SECTION 2.12.  Withholding Tax Exemption.......................................................22

                                            ARTICLE 3
                                           CONDITIONS

SECTION 3.01.  Effectiveness...................................................................23

                                            ARTICLE 4
                                 REPRESENTATIONS AND WARRANTIES

SECTION 4.01.  Corporate Existence and Power...................................................25
SECTION 4.02.  Corporate and Governmental Authorization; No
         Contravention.........................................................................25
SECTION 4.03.  Binding Effect..................................................................25
SECTION 4.04.  Financial Information...........................................................25
SECTION 4.05.  Litigation......................................................................26





                                                                                              PAGE
                                                                                              ----
SECTION 4.06.  Compliance with Laws............................................................26
SECTION 4.07.  Compliance with ERISA...........................................................26
SECTION 4.08.  Taxes...........................................................................26
SECTION 4.09.  Regulatory Matters..............................................................27
SECTION 4.10.  Not an Investment Company.......................................................27
SECTION 4.11.  Full Disclosure.................................................................27
SECTION 4.12.  Environmental Matters...........................................................28
SECTION 4.13.  No Default......................................................................28
SECTION 4.14.  No Burdensome Restrictions......................................................28
SECTION 4.15.  Use of Tradename................................................................28

                                            ARTICLE 5
                                            COVENANTS

SECTION 5.01.  Information.....................................................................29
SECTION 5.02.  Payment of Obligations..........................................................33
SECTION 5.03.  Maintenance of Property; Insurance..............................................33
SECTION 5.04.  Conduct of Business, Maintenance of Existence and
         Ownership of Subsidiaries.............................................................34
SECTION 5.05.  Compliance with Laws............................................................36
SECTION 5.06.  Inspection of Property, Books and Records.......................................36
SECTION 5.07.  Debt............................................................................36
SECTION 5.08.  Restricted Payments; No Cash Payment of Subordinated
         Debt..................................................................................37
SECTION 5.09.  Investments.....................................................................38
SECTION 5.10.  Negative Pledge.................................................................39
SECTION 5.11.  Leverage Ratio..................................................................40
SECTION 5.12.  Consolidations, Mergers and Sales of Assets.....................................40
SECTION 5.13.  Use of Proceeds.................................................................40
SECTION 5.14.  Subordinated Debt and Equity Securities.........................................40
SECTION 5.15.  Transactions with Affiliates....................................................40
SECTION 5.16.  Other Agreements................................................................41
SECTION 5.17.  Capital Requirements............................................................41
SECTION 5.18.  Fixed Charges Coverage..........................................................41
SECTION 5.19.  Minimum Net Worth...............................................................41
SECTION 5.20.  Acquisitions....................................................................42
SECTION 5.21.  Certain Transactions Permitted..................................................42


                                                                                             PAGE
                                                                                             ----
                                            ARTICLE 6
                                            DEFAULTS


SECTION 6.01.  Events of Default...............................................................43
SECTION 6.02.  Notice of Default...............................................................45

                                            ARTICLE 7
                                            THE AGENT

SECTION 7.01.  Appointment and Authorization...................................................46
SECTION 7.02.  Agent and Affiliates............................................................46
SECTION 7.03.  Action by Agent.................................................................46
SECTION 7.04.  Consultation with Experts.......................................................46
SECTION 7.05.  Liability of Agent..............................................................46
SECTION 7.06.  Indemnification.................................................................47
SECTION 7.07.  Credit Decision.................................................................47
SECTION 7.08.  Successor Agent.................................................................47
SECTION 7.09.  Agent's Fee.....................................................................47

                                            ARTICLE 8
                                     CHANGE IN CIRCUMSTANCES

SECTION 8.01.  Basis for Determining Interest Rate Inadequate or Unfair........................48
SECTION 8.02.  Illegality......................................................................48
SECTION 8.03.  Increased Cost and Reduced Return...............................................49
SECTION 8.04.  Base Rate Substituted for Affected Euro-Dollar Loans............................50

                                            ARTICLE 9
                                          MISCELLANEOUS

SECTION 9.01.  Notices.........................................................................51
SECTION 9.02.  No Waivers......................................................................51
SECTION 9.03.  Expenses; Documentary Taxes; Indemnification....................................51
SECTION 9.04.  Set-Offs........................................................................52
SECTION 9.05.  Amendments and Waivers..........................................................53
SECTION 9.06.  Successors and Assigns..........................................................53
SECTION 9.07.  Collateral......................................................................55
SECTION 9.08.  GOVERNING LAW; SUBMISSION TO
         JURISDICTION; WAIVER OF JURY TRIAL....................................................55
SECTION 9.09.  Counterparts; Integration.......................................................55
SECTION 9.10.  Coventry Amended and Restated Security Documents................................55


                                                                                             PAGE
                                                                                             ----
SECTION 9.11.  Confidentiality.................................................................55

Schedule I     Required Insurance Coverage
Schedule II    Coventry Corporation Subsidiaries
Schedule III   Filing Jurisdictions


EXHIBIT A         Note
EXHIBIT B-1       Opinion of Bass, Berry & Sims
EXHIBIT B-2       Opinion of Shirley R. Smith, Corporate General Counsel
EXHIBIT C         Opinion of Davis Polk & Wardwell, Special Counsel for
                  the Banks and the Agent
EXHIBIT D         Form of Amended and Restated Security Documents
EXHIBIT E         Assignment and Assumption Agreement


                                CREDIT AGREEMENT


         CREDIT AGREEMENT dated as of December 29, 1997 among COVENTRY CORPORATION, a Tennessee corporation (the "BORROWER"), the BANKS listed on the signature pages hereof and MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Agent (the "AGENT").

         The parties hereto hereby agree as follows:



                                    ARTICLE 1


                                   DEFINITIONS

         SECTION 1.01. Definitions. The following terms, as used herein, have the following meanings:

         "ACCEPTABLE INSURER" means an insurance company (i) having an A.M. Best rating of "A-" or better or (ii) otherwise reasonably acceptable to the Agent and the Required Banks.

         "ACQUISITION" means any acquisition, whether in a single transaction or series of related transactions, by the Borrower or any one or more Subsidiaries, or any combination thereof of (i) all or a substantial part of the assets of any Person, or of any business segment or business unit of any Person, whether through purchase of assets or securities, by merger or otherwise, (ii) control of at least a majority of securities of a corporation or other Person having ordinary voting power in the election of directors or (iii) control of a greater than 50% ownership interest in any partnership, joint venture or other Person.

         "ADJUSTED CASH FLOW" means, for any period, the sum of (i) Consolidated Net Income for such period plus (ii) to the extent deducted in determining such Consolidated Net Income, the sum (without duplication) of (A) Consolidated Interest Expense, (B) Consolidated Rental Expense, (C) depreciation and amortization, (D) provision for income taxes and (E) other non-recurring non-cash charges taken not later than March 31, 1998, minus (iii) capital expenditures, net, of the Borrower and its Consolidated Subsidiaries for such period.

         "ADJUSTED LONDON INTERBANK OFFERED RATE" has the meaning set forth in
Section 2.04(b).

         "ADMINISTRATIVE QUESTIONNAIRE" means, with respect to each Bank, the administrative questionnaire in the form prepared by the Agent and submitted to the Agent (with a copy to the Borrower) duly completed by such Bank.

         "ADMITTED ASSETS" means, (i) with respect to CHLIC, assets which are "admitted assets" under Article 3.33 of the Texas Insurance Code and the rules and regulations promulgated by the Texas Insurance Department thereunder, and
(ii) with respect to any HMO Company subject to regulation by a state department of insurance or similar governmental agency, assets which are "admitted assets" (or any substantially similar concept) under the relevant provisions of the state insurance or health maintenance organization laws and the rules and regulations promulgated thereunder.

         "AFFILIATE" means (i) any Person that directly, or indirectly through one or more intermediaries, controls the Borrower (a "Controlling Person") or
(ii) any Person (other than a Loan Party) which is controlled by or is under common control with a Controlling Person. As used in this definition, the term "control" means possession, directly or indirectly, of the power either to (i) vote 10% or more of the securities having ordinary voting power for the election of directors of such Person or (ii) direct or cause the direction of the management or policies of a Person, whether by contract or otherwise; provided that in no event shall the Agent or any Bank or any of their respective affiliates be deemed to be an Affiliate.

         "AGENT" means Morgan in its capacity as agent for the Banks under the Financing Documents, and its successors in such capacity.

         "AGREEMENT" means this Agreement and as the same may be amended or restated from time to time in accordance with the terms hereof.

         "AHERF TRANSACTION" means (i) the sale of certain physician practices to Allegheny Health, Education and Research Foundation ("AHERF") pursuant to an Asset Purchase Agreement dated as of February 26, 1997 between HealthAmerica and AHERF, and (ii) the Risk Sharing Agreement entered into between HealthAmerica and AHERF at the closing of the sale referred to in clause (i).

         "AMENDED AND RESTATED SECURITY DOCUMENTS" means the amended and restated Security Documents dated as of December 29, 1997 among the pledgors listed on the signature pages thereto and Morgan Guaranty Trust Company of New York, as agent.

         "APPLICABLE LENDING OFFICE" means, with respect to any Bank, (i) in the case of its Base Rate Loans, its Domestic Lending Office and (ii) in the case of its Euro-Dollar Loans, its Euro-Dollar Lending Office.

         "ASSET SALE" means any sale, lease or other disposition (including any such transaction effected by way of merger or consolidation) by the Borrower or any of its Subsidiaries of any asset, including without limitation any sale-leaseback transaction, subsequent to the Effective Date, but excluding (i) dispositions in the ordinary course of business, (ii) dispositions to the Borrower or a Wholly-Owned Subsidiary of the Borrower, (iii) cash payments otherwise permitted under this Agreement and (iv) a disposition of an asset pursuant to a sale-leaseback transaction consummated within one year of the acquisition or completion of construction thereof in order to finance the cost thereof.

         "ASSIGNEE" has the meaning set forth in Section 9.06(c).

         "BANK" means each financial institution listed on the signature pages hereof, each Assignee which becomes a Bank pursuant to Section 9.06(c), and their respective successors.

         "BASE RATE" means, for any day, a rate per annum equal to the higher of
(i) the Prime Rate for such day or (ii) the sum of 1/2 of 1% plus the Federal Funds Rate for such day.

         "BASE RATE LOAN" means a Loan which bears interest at a rate of interest based on the Base Rate pursuant to the applicable Notice of Interest Rate Election or the provisions of Section 2.05(a) or Article 8.

         "BASE RATE MARGIN" means .50%.

         "BENEFIT ARRANGEMENT" means an employee benefit plan within the meaning of Section 3(3) of ERISA which is not a Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by any member of the ERISA Group.

         "BJC TRANSACTION" means the sale of the GHP Healthcenters to BJC Health System ("BJC") pursuant to an Asset Purchase Agreement dated as of March 11, 1997 between GHP and BJC and (ii) the Global Capitation Agreement executed March 12, 1997 between GHP (on behalf of itself and HCUSA-MO) and BJC.

         "BORROWER" means Coventry Corporation, a Tennessee corporation, and its successors.

         "BUSINESS PLAN" means Coventry Corporation's 1997 Business Plan, dated March 6, 1997 and revised March 13, 1997, which was furnished to the Banks prior to the date hereof.

         "CASH FLOW RATIO" means, at the last day of any fiscal quarter, the ratio of Consolidated Debt at such date to Adjusted Cash Flow for the period of four consecutive fiscal quarters then ended.

         "CHC" means Coventry Health Care Inc., a Delaware Corporation, and its successors.

         "CHC FINANCIAL" means CHC Financial, Inc., a Tennessee corporation, and its successors.

         "CHDC" means Coventry Healthcare Development Corporation, a Delaware corporation, and its successors.

         "CHLIC" means Coventry Health and Life Insurance Company, a Texas corporation, and its successors.

         "CHMC" means Coventry Healthcare Management Corporation, a Delaware corporation, and its successors.

         "CHMC-VA" means Coventry HealthCare Management Corporation, formerly known as Southern Healthcare Management Corporation, a Virginia corporation, and its successors.

         "CHP" means Coventry HealthPlan of Pennsylvania, Inc., a Pennsylvania corporation.

         "CHWP" means Coventry HealthPlan of Western Pennsylvania, Inc., a Pennsylvania corporation.

         "CHWV" means Coventry HealthPlan of West Virginia, Inc., a West Virginia corporation.

         "CONSOLIDATED DEBT" means at any date the Debt of the Borrower and its Consolidated Subsidiaries determined on a consolidated basis as of such date.

         "CONSOLIDATED ADJUSTED NET WORTH" means at any date the sum (without duplication) of (i) the consolidated stockholders' equity of the Borrower and its Consolidated Subsidiaries and (ii) all outstanding preferred stock of the Borrower and (iii) the Convertible Exchangeable Subordinated Debt, all determined on a consolidated basis as of such date.

         "CONSOLIDATED INTEREST EXPENSE" means, for any period, the interest expense of the Borrower and its Consolidated Subsidiaries for such period.

         "CONSOLIDATED NET INCOME" of the Borrower means, for any period, the aggregate of the net income of the Borrower and its Consolidated Subsidiaries for such period, on a consolidated basis, determined in accordance with generally accepted accounting principles; provided that the net income of any Person (i) which is not a Subsidiary of the Borrower or (ii) which is accounted for by the Borrower using the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid for that period (directly or indirectly through a wholly-owned Subsidiary) to the Borrower.

         "CONSOLIDATED RENTAL EXPENSE" means, for any period, the rental expense (including operating leases) of the Borrower and its Consolidated Subsidiaries determined on a consolidated basis for such period.

         "CONSOLIDATED SUBSIDIARY" means at any date any Subsidiary or other entity the accounts of which would be consolidated with those of the Borrower in its consolidated financial statements if such statements were prepared as of such date.

         "CONVENTION STATEMENT" means each financial statement which CHLIC submits to the Texas Insurance Department in the same form as the financial statements referred to in Section 4.04(b), as such form may be amended from time to time pursuant to the requirements of the Texas Insurance Department.

         "CONVERTIBLE EXCHANGEABLE SUBORDINATED DEBT" means Convertible Exchangeable Subordinated Debt of the Borrower issued pursuant to the Warburg Pincus Transaction.

         "COVENTRY GROUP" means, collectively, the Borrower and its Subsidiaries.

         "COVENTRY PLEDGE AGREEMENT" means the Amended and Restated Coventry Pledge Agreement dated as of November 20, 1992 between the Borrower and the Agent, as the same may be amended from time to time.

         "COVENTRY SECURITY AGREEMENT" means the Amended and Restated Coventry Security Agreement dated as November 20, 1992 between the Borrower and the Agent, as the same may be amended from time to time.

         "DEBT" of any Person means at any date, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable, claims payable and expense accruals arising in the ordinary course of business, (iv) all obligations of such Person as lessee which are capitalized in accordance with generally accepted accounting principles, (v) all obligations of such Person to purchase securities (or other property) which arise out of or in connection with the sale of the same or substantially similar securities or property, (vi) all non-contingent obligations (and, for purposes of Sections 5.10 and 6.01, all contingent obligations) of such Person to reimburse any bank or other Person in respect of amounts paid under letters of credit or similar instruments, (vii) all Debt of others secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person, and
(viii) all Debt of others Guaranteed by such Person.

         "DEFAULT" means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

         "DOMESTIC BUSINESS DAY" means any day except a Saturday, Sunday or other day on which commercial banks in New York City are authorized by law to close.

         "DOMESTIC LENDING OFFICE" means, as to each Bank, its office located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Domestic Lending Office) or such other office as such Bank may hereafter designate as its Domestic Lending Office by notice to the Borrower and the Agent.

         "EFFECTIVE DATE" means the date this Agreement becomes effective in accordance with Section 3.01.

         "ENVIRONMENTAL LAWS" means any and all federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions relating to the environment, the effect of the environment on human health, or to emissions, discharges or releases of pollutants, contaminants, Hazardous Substances or wastes into the environment including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, Hazardous Substances or the clean-up or other remediation thereof.

         "EQUITY SECURITIES" means any capital stock or other equity security, or any warrant or other right to purchase such an equity security, issued by any Person.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, or any successor statute.

         "ERISA GROUP" means the Borrower, any Subsidiary and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower or any Subsidiary, are treated as a single employer under Section 414 of the Internal Revenue Code.

         "EURO-DOLLAR BUSINESS DAY" means any Domestic Business Day on which commercial banks are open for international business (including dealings in dollar deposits) in London.

         "EURO-DOLLAR LENDING OFFICE" means, as to each Bank, its office, branch or affiliate located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Euro-Dollar Lending Office) or such other office, branch or affiliate of such Bank as it may hereafter designate as its Euro-Dollar Lending Office by notice to the Borrower and the Agent.

         "EURO-DOLLAR LOAN" means a Loan which bears interest at a Euro-Dollar Rate pursuant to the applicable Notice of Interest Rate Election.

         "EURO-DOLLAR RATE" means a rate of interest determined pursuant to
Section 2.04(b) on the basis of a London Interbank Offered Rate.

         "EURO-DOLLAR MARGIN" has the meaning set forth in Section 2.04(b).

         "EURO-DOLLAR RESERVE PERCENTAGE" has the meaning set forth in Section 2.04(b).

         "EVENT OF DEFAULT" has the meaning set forth in Section 6.01.

         "EXISTING CREDIT AGREEMENT" has the meaning set forth in Section 3.01.

         "FEDERAL FUNDS RATE" means, for any day, the rate per annum (rounded upward, if necessary, to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Domestic Business Day next succeeding such day, provided that (i) if such day is not a Domestic Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Domestic Business Day as so published on the next succeeding Domestic Business Day, and (ii) if no such rate is so published on such next succeeding Domestic Business Day, the Federal Funds Rate for such day shall be the average rate quoted to Morgan on such day on such transactions as determined by the Agent.

         "FINANCING DOCUMENTS" means this Agreement, the Notes and the Security Documents.

         "FIXED CHARGES" means, for any period, the sum of Consolidated Interest Expense and Consolidated Rental Expense for such period.

         "GHP" means Group Health Plan, Inc., a Missouri corporation, and its successors.

         "GROUP OF LOANS" means at any time a group of Loans consisting of (i) all Base Rate Loans which are outstanding at such time and (ii) all Euro-Dollar Loans having the same Interest Period at such time; provided that, if a Loan of any particular Bank is converted to a Base Rate Loan pursuant to Section 8.02, such Loan shall be included in the same Group or Groups of Loans from time to time as it would have been in if it had not been so converted.

         "GUARANTEE" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

         "GUARANTY AND SECURITY AGREEMENT" means the Amended and Restated Guaranty and Security Agreement dated as of November 20, 1992 among PGC, Healthpass, CHMC, CHMC-VA, CHP, SHBS, CHC Financial, Coventry Healthcare Properties, Inc., Coventry Healthcare Physician Management, Inc., CHDC, PHUSA, the Agent and, from and after the time any other Subsidiary becomes a Pledgor under the terms of the Guaranty and Security Agreement, as contemplated by
Section 5.04(e) hereof, such other Subsidiary, as the same has been or may be amended from time to time.

         "HAZARDOUS SUBSTANCES" means any toxic, radioactive, caustic or otherwise hazardous substance, including petroleum, its derivatives, by-products and other hydrocarbons, or any substance having any constituent elements displaying any of the foregoing characteristics.

         "HEALTH SERVICES ENTITY" means any corporation or other entity principally engaged in the business of the provision and/or administration of healthcare services through healthcare providers and activities incidental or related thereto and consistent therewith, including, but not limited to, the health indemnity, HMO and preferred provider organization businesses.

         "HEALTHAMERICA" means HealthAmerica Pennsylvania, Inc., a Pennsylvania corporation, and its successors.

         "HEALTHPASS" means Healthpass, Inc., a Pennsylvania corporation, and its successors.

         "HCUSA" means HealthCare USA, Inc., a Florida corporation, and its successors.

         "HCUSA-MIDWEST" means HealthCare USA - Midwest, Inc., a Delaware corporation.

         "HCUSA-MO" means HealthCare USA of Missouri, LLC., a Missouri limited liability company, and its successors.

         "HMO COMPANIES" means HealthAmerica, GHP, HCUSA-MO, SHS, CHWV, CHWP and any other Loan Party operating as a health maintenance organization or regulated as such.

         "INTEREST PERIOD" means, with respect to each Euro-Dollar Loan, the period commencing on the date specified in an applicable Notice of Interest Rate Election as the date as of which the subject Euro-Dollar Loan Interest Period shall commence or be continued and ending one, two, three or six months thereafter, as the Borrower may elect in such notice; provided that:

              (i) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Euro-Dollar Business Day;

              (ii) any Interest Period which begins on the last Euro-Dollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (iii) below, end on the last Euro-Dollar Business Day of a calendar month; and

              (iii) any Interest Period which would otherwise end after the Termination Date shall end on the Termination Date.

         "INTERNAL REVENUE CODE" means the Internal Revenue Code of 1986, as amended, or any successor statute.

         "INVESTMENT" means any investment in any Person, whether by means of share purchase, capital contribution, loan, time deposit or otherwise.

         "LIEN" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset. For the purposes of this Agreement, a Loan Party shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

         "LOAN" means a loan hereunder made by a Bank provided that, if any such loan or loans (or portions thereof) are combined or subdivided pursuant to a Notice of Interest Rate Election, the term "LOAN" shall refer to the combined principal amount resulting from such combination or to each of the separate principal amounts resulting from such subdivision, as the case may be.

         "LOAN PARTY" means any member of the Coventry Group.

         "LONDON INTERBANK OFFERED RATE" has the meaning set forth in Section 2.04(b).

         "MATERIAL DEBT" means Debt (other than the Notes) of one or more Loan Parties, arising in one or more related or unrelated transactions, in an aggregate principal amount exceeding $5,000,000.

         "MATERIAL PLAN" means at any time a Plan or Plans having aggregate unfunded liabilities in excess of $5,000,000.

         "MORGAN" means Morgan Guaranty Trust Company of New York, and its successors.

         "MULTIEMPLOYER PLAN" means at any time an employee pension benefit plan within the meaning of Section 4001(a)(3) of ERISA to which any member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions, including for these purposes any Person which ceased to be a member of the ERISA Group during such five year period.

         "NET CASH PROCEEDS" means, with respect to any transaction, an amount equal to the cash proceeds, as and when received by the Borrower or any of its Subsidiaries, from or in respect of such transaction (including any cash proceeds received as income or other proceeds of any noncash proceeds of any Asset Sale), less (x) any expenses reasonably incurred by such Person in respect of such transaction, (y) the amount of any Debt secured by a Lien on an asset subject to an Asset Sale and discharged from the proceeds of such Asset Sale; and (z) any taxes paid or payable by such Person (as estimated by the chief financial officer) in respect of any Asset Sale.

         "NON-ADMITTED ASSETS" means, with respect to CHLIC or any HMO Company, assets which are not Admitted Assets with respect to CHLIC or such HMO Company, as the case may be.

         "NOTES" means promissory notes of the Borrower, substantially in the form of Exhibit A hereto, evidencing the obligation of the Borrower to repay the Loans, and "Note" means any one of such promissory notes issued hereunder.

         "NOTICE OF INTEREST RATE ELECTION" has the meaning set forth in Section 2.05.

         "PARENT" means, with respect to any Bank, any Person controlling such Bank.

         "PARTICIPANT" has the meaning set forth in Section 9.06(b).

         "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

         "PERSON" means an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

         "PGC" means Penn Group Corporation, a Delaware corporation, and its successors.

         "PHUSA" means Pennsylvania HealthCare USA, Inc., a Pennsylvania corporation.

         "PLAN" means at any time an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Internal Revenue Code and either (i) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (ii) has at any time within the preceding five years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group.

         "PRIME RATE" means the rate of interest publicly announced by Morgan in New York City from time to time as its Prime Rate.

         "REFERENCE BANKS" means NationsBank of Tennessee, N.A. and the principal London office of Morgan.

         "REGULATION U" means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.

         "REQUIRED BANKS" means at any time (a) with respect to matters addressed in Section 5.20 or 5.21 or the definition of "AHERF Transaction," "BJC Transaction" or "Convertible Subordinated Debt," including any amendment or modification of any provision thereof, Banks having at least 75% of the aggregate principal amount of the Loans, and (b) with respect to all other matters, at least two Banks having at least 66 2/3% of the aggregate unpaid principal amount of the Loans (or, in either case, if there is only one Bank, such Bank).

         "RESTRICTED PAYMENT" means (i) any dividend or other distribution on any shares of capital stock issued by any Loan Party (except dividends payable solely in shares of its capital stock) or (ii) any payment on account of the purchase, redemption, retirement or acquisition of (a) any shares of capital stock issued by any Loan Party or (b) any option, warrant or other right to acquire shares of capital stock issued by any Loan Party; provided that any Investment by a Loan Party in another Loan Party pursuant to 5.09(a) shall not be a Restricted Payment.

         "SECURITY DOCUMENTS" means the Coventry Pledge Agreement, the Coventry Security Agreement and the Guaranty and Security Agreement.

         "SHBS" means Southern Health Benefit Services, Inc., a Virginia corporation.

         "SHS" means Southern Health Services, Inc., a Virginia corporation.

         "SSM" means Specialty Services of Missouri, Inc., a Missouri corporation.

         "STATUTORY CAPITAL AND SURPLUS" means, at any time, the amount which is (or would be) set forth under the caption "Total" of common and preferred capital stock and surplus on line 38 of a Convention Statement of CHLIC prepared as of such date.

         "SUBORDINATED DEBT" means any Debt of the Borrower which is subordinated in right of payment of principal, interest and other amounts to the payment of principal of and interest on the Loans and other amounts payable by the Borrower under the Financing Documents pursuant to subordination provisions, and containing such other terms and provisions, which are acceptable to the Required Banks.

         "SUBSIDIARY" means, with respect to any Person, any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person or one or more of its Subsidiaries; unless otherwise specified herein, "Subsidiary" shall mean a Subsidiary of the Borrower.

         "TEMPORARY CASH INVESTMENT" means (a) any Investment by a Loan Party in
(i) direct obligations of the United States or any agency thereof, or obligations guaranteed by the United States or any agency thereof, (ii) commercial paper rated at least A-1 by Standard & Poor's Corporation and P-1 by Moody's Investors Service, Inc., (iii) time deposits with, including certificates of deposit issued by, any office located in the United States of any bank or trust company which is organized under the laws of the United States or any state thereof and has capital, surplus and undivided profits aggregating at least $300,000,000; provided in each case that such Investment matures within one year from the date of acquisition thereof by such Loan Party and (iv) investments in money market mutual funds acceptable to the Agent; and (b) any repurchase agreement relating to an Investment of the type described in clause
(a)(i) above, provided that (i) the counterparty thereto is a government securities dealer designated by the Federal Reserve Bank of New York as a "reporting dealer" and whose financial statements indicate that it has capital of at least $50,000,000, (ii) the Investments which are the subject of such repurchase agreement shall be at all times during the term of the repurchase agreement in the possession of such Loan Party (or the Agent) or the interest of such Loan Party therein shall be appropriately recorded in accordance with United States federal regulations regarding book-entry Treasury securities,
(iii) the fair market value, including accrued interest, of the Investments subject to such repurchase agreement and of any additional collateral securing the obligation of the other party under such repurchase agreement in which such Loan Party has a perfected security interest shall not at any time be less than 105% (or, in the case of overnight repurchase agreements, 102%) of the obligation of the counterparty to the repurchase agreement and (iv) the term of such repurchase agreement shall not exceed 30 days.

         "TERMINATION DATE" means March 31, 1999 or, if such date is not a Euro-Dollar Business Day, the next preceding Euro-Dollar Business Day.

         "TEXAS INSURANCE DEPARTMENT" means the Department of Insurance of the State of Texas, acting through, where the context may require, the Commissioner of Insurance of the State Board of Insurance of the State of Texas.

         "TOTAL OPERATING REVENUES" for any period means the amount that would be classified as such in the Borrower's consolidated statement of earnings for such period, excluding, however, capital gains from the AHERF Transaction and the BJC Transaction.

         "UNFUNDED LIABILITIES" means, with respect to any Plan at any time, the amount (if any) by which (i) the value of all benefit liabilities under such Plan, determined on a plan termination basis using the assumptions prescribed by the PBGC for purposes of Section 4044 of ERISA, exceeds (ii) the fair market value of all Plan assets allocable to such liabilities under Title IV of ERISA (excluding any accrued but unpaid contributions), all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the ERISA Group to the PBGC or any other Person under Title IV of ERISA.

         "WARBURG PINCUS TRANSACTION" means the sale by the Borrower to Warburg, Pincus Ventures, L.P. (or any affiliate) of the Borrower's Convertible Exchangeable Subordinated Debt and/or Series A Convertible Preferred Stock and Warrants on May 9, 1997 and June 30, 1997.

         SECTION 1.02. Accounting Terms and Determinations; Pooling of Interests Adjustments. (a) Unless otherwise specified herein, all accounting terms used herein shall be interpreted and all accounting determinations hereunder (i) with respect to the Borrower and its Consolidated Subsidiaries, shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with generally accepted accounting principles as in effect from time to time, applied on a basis consistent (except for changes concurred in by the Borrower's independent public accountants) with the most recent consolidated financial statements of the Borrower delivered to the Banks, (ii) with respect to CHLIC on a stand alone basis, unless otherwise specified herein, shall be prepared in accordance with statutory accounting principles prescribed or permitted by Texas insurance laws and regulations as in effect from time to time, applied on a basis consistent (except for changes which are disclosed and which are prescribed or permitted by Texas insurance laws and regulations) with the most recent annual Convention Statement of CHLIC delivered to the Banks,
(iii) with respect to any HMO Company on a stand-alone basis, unless otherwise specified herein, shall be prepared in accordance with statutory accounting principles prescribed or permitted by applicable federal and state insurance and health maintenance organization laws and regulations as in effect from time to time, applied on a basis consistent (except for changes which are disclosed and which are prescribed or permitted by such insurance and health maintenance organization laws and regulations) with the most recent audited financial statements of GHP or HealthAmerica, as relevant, delivered to the Banks.

         (b) Accounting terms which are underscored refer to amounts which are (or would in accordance with generally accepted accounting principles be) set forth under such caption in the consolidated financial statements of the Borrower and its Consolidated Subsidiaries for the relevant period or at the relevant date.

         SECTION 1.03. References to the Convention Statement or to Statutes and Regulations. In the event of any amendment to the form of Convention Statement from that delivered pursuant to Section 4.04(b), or of any amendment to any statute of the State of Texas or regulation of the Texas Insurance Department, provisions in this Agreement relating to line items and captions in a Convention Statement or to such statute or regulation shall be adjusted as the Required Banks reasonably deem appropriate in order to insure that the operation of the affected provisions of this Agreement after such amendment is consistent with their operation prior thereto.



                                    ARTICLE 2


                                    THE LOANS

         SECTION 2.01. The Loans. Subject to satisfaction of the conditions set forth in Section 3.01, each Bank will make a Loan to the Borrower upon the Effective Date in the amount set forth opposite its name on the signature pages hereof. The Loans will be outstanding as of the Effective Date. No Bank has any commitment to make additional Loans to the Borrower, and principal amounts of the Loans prepaid may not be reborrowed.

         SECTION 2.02. Notes. (a) The Loans of each Bank shall be evidenced by a single Note payable to the order of such Bank for the account of its Applicable Lending Office in an amount equal to the aggregate unpaid principal amount of such Bank's Loans.

         (b) Each Bank may, by notice to the Borrower and the Agent, request that its Base Rate Loans and Euro-Dollar Loans be evidenced by separate Notes. Each such Note shall be in substantially the form of Exhibit A hereto with appropriate modifications to reflect the fact that it evidences solely Base Rate Loans or Euro-Dollar Loans. Each reference in this Agreement to the "Note" of such Bank shall be deemed to refer to and include any or both of such Notes, as the context may require.

         (c) Upon receipt of the Note of each Bank to be delivered to the Agent pursuant to Section 3.01(b), the Agent shall mail such Note to such Bank. Each Bank shall record the date, amount, type and maturity of each Loan made by it and the date and amount of each payment of principal made by the Borrower with respect thereto, and may, if such Bank so elects in connection with any transfer or enforcement of its Note, endorse on the schedule forming a part thereof appropriate notations to evidence the foregoing information with respect to each such Loan then outstanding; provided that the failure of any Bank to make any such recordation or endorsement shall not affect the obligations of any Loan Party under any Financing Document. Each Bank is hereby irrevocably authorized by the Borrower so to endorse its Note and to attach to and make a part of its Note a continuation of any such schedule as and when required.

         SECTION 2.03. Maturity of Loans. The Loans shall mature, and the principal amount thereof and accrued interest thereon shall be due and payable, on the Termination Date.

         SECTION 2.04. Interest Rates. (a) Each Base Rate Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such Loan is converted into a Base Rate Loan until it becomes due, at a rate per annum equal to the sum of the Base Rate Margin plus the Base Rate for such day. Such interest shall be payable at quarterly in arrears on the last Domestic Business Day of each March, June, September and December, prior to maturity, and with respect to the principal amount of any Base Rate Loan converted to a Euro-Dollar Loan, on the date such amount is so converted. Any overdue principal of or interest on any Base Rate Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 2% plus the rate otherwise applicable to Base Rate Loans for such day.

         (b) Each Euro-Dollar Loan shall bear interest on the outstanding principal amount thereof, for each day during each Interest Period applicable thereto, at a rate per annum equal to the sum of the applicable Euro-Dollar Margin for such day plus the applicable Adjusted London Interbank Offered Rate for such Interest Period. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than three months, at intervals of three months after the first day thereof.

         "EURO-DOLLAR MARGIN" means 1.75%.

         The "ADJUSTED LONDON INTERBANK OFFERED RATe" applicable to any Interest Period means a rate per annum equal to the quotient obtained (rounded upward, if necessary, to the next higher 1/100 of 1%) by dividing (i) the applicable London Interbank Offered Rate by (ii) 1.00 minus the Euro-Dollar Reserve Percentage.

         The "LONDON INTERBANK OFFERED RATE" applicable to any Interest Period means the average (rounded upward, if necessary, to the next higher 1/16 of 1%) of the respective rates per annum at which deposits in dollars are offered to each of the Reference Banks in the London interbank market at approximately 11:00 A.M. (London time) two Euro-Dollar Business Days before the first day of such Interest Period in an amount approximately equal to the principal amount of the Euro-Dollar Loan of such Reference Bank to which such Interest Period is to apply and for a period of time comparable to such Interest Period.

         "EURO-DOLLAR RESERVE PERCENTAGE" means for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement for a member bank of the Federal Reserve System in New York City with deposits exceeding five billion dollars in respect of "Eurocurrency liabilities" (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on Euro-Dollar Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any Bank to United States residents). The Adjusted London Interbank Offered Rate shall be adjusted automatically on and as of the effective date of any change in the Euro-Dollar Reserve Percentage.

         (c) Any overdue principal of or interest on any Euro-Dollar Loan shall bear interest, payable on demand, for each day from and including the date payment thereof was due to but excluding the date of actual payment, at a rate per annum equal to the sum of 2% plus the higher of (i) the sum of the Euro-Dollar Margin for such day plus the Adjusted London Interbank Offered Rate applicable to the Interest Period for such Loan and (ii) the Euro-Dollar Margin for such day plus the quotient obtained (rounded upward, if necessary, to the next higher 1/100 of 1%) by dividing (x) the average (rounded upward, if necessary, to the next higher 1/16 of 1%) of the respective rates per annum at which one day (or, if such amount due remains unpaid more than three Euro-Dollar Business Days, then for such other period of time not longer than three months as the Agent may select) deposits in dollars in an amount approximately equal to such overdue payment due to each of the Reference Banks are offered to such Reference Bank in the London interbank market for the applicable period determined as provided above by (y) 1.00 minus the Euro-Dollar Reserve Percentage (or, if the circumstances described in clause (a) or (b) of Section
8.01 shall exist, at a rate per annum equal to the sum of 2% plus the rate applicable to Base Rate Loans for such day).

          (d) The Agent shall determine each interest rate applicable to the Loans hereunder. The Agent shall give prompt notice to the Borrower and the Banks of each rate of interest so determined, and its determination thereof shall be conclusive in the absence of manifest error.

          (e) Each Reference Bank agrees to use its best efforts to furnish quotations to the Agent contemplated by this Section. If any Reference Bank does not furnish a timely quotation, the Agent shall determine the relevant interest rate on the basis of the quotation or quotations furnished by the remaining Reference Bank or Banks or, if none of such quotations is available on a timely basis, the provisions of Section 8.01 shall apply.

          (f) Nothing contained in this Agreement or the Notes shall require the Borrower to pay interest at a rate exceeding the maximum rate permitted by applicable law. If the amount of interest payable for the account of any Bank on any interest payment date in respect of the immediately preceding interest computation period, computed pursuant to this Section, would exceed the maximum amount permitted by applicable law to be charged by such Bank, the amount of interest payable for its account on such interest payment date shall be automatically reduced to such maximum permissible amount. If the amount of interest payable for the account of any Bank in respect of any interest computation period is reduced pursuant to the preceding sentence of this subsection (f) and the amount of interest payable for its account in respect of any subsequent interest computation period, computed pursuant to this Section, would be less than the maximum amount permitted by applicable law to be charged by such Bank, then the amount of interest payable for its account in respect of such subsequent interest computation period shall be automatically increased to such maximum permissible amount; provided that at no time shall the aggregate amount by which interest paid for the account of any Bank has been increased pursuant to this sentence exceed the aggregate amount by which interest paid for its account has theretofore been reduced pursuant to this subsection (f).

          SECTION 2.05. Method of Electing Interest Rates. (a) The Loans shall be Base Rate Loans on the Effective Date. Thereafter, the Borrower may from time to time elect to change or continue the type of interest rate borne by each Group of Loans (subject to this subsection (d) of this Section and the provisions of Article 8), as follows:

                (i) if such Loans are Base Rate Loans, the Borrower may elect to convert such Loans to Euro-Dollar Loans as of any Euro-Dollar Business Day; and

                (ii) if such Loans are Euro-Dollar Loans, the Borrower may elect to convert such Loans to Base Rate Loans or elect to continue such Loans as Euro-Dollar Loans for an additional Interest Period, effective on the last day of the then current Interest Period applicable to such Loans.

Each such election shall be made by delivering a notice (a "NOTICE OF INTEREST RATE ELECTION") to the Agent not later than 10:30 A.M. (New York City time) on the third Euro-Dollar Business Day before the conversion or continuation selected in such notice is to be effective. A Notice of Interest Rate Election may, if it so specifies, apply to only a portion of the aggregate principal amount of the relevant Group of Loans; provided that (i) such portion is allocated ratably among the Loans comprising such Group and (ii) the portion to which such Notice applies, and the remaining portion to which it does not apply, are each at least $5,000,000 or any larger amount in multiples of $1,000,000 (unless such portion is comprised of Base Rate Loans). If no such notice is timely received before the end of an Interest Period for any Group of Euro-Dollar Loans, the Borrower shall be deemed to have elected that such Group of Loans be converted to Base Rate Loans at the end of such Interest Period.


        (b) Each Notice of Interest Rate Election shall specify:

              (i) the Group of Loans (or portion thereof) to which such notice applies;

              (ii) the date on which the conversion or continuation selected in such notice is to be effective, which shall comply with the applicable clause of subsection (a) above;

              (iii) if the Loans comprising such Group are to be converted, the new type of Loans and, if the Loans resulting from such conversion are to be Euro- Dollar Loans, the duration of the next succeeding Interest Period applicable thereto; and

              (iv) if such Loans are to be continued as Euro-Dollar Loans for an additional Interest Period, the duration of such additional Interest Period.

Each Interest Period specified in a Notice of Interest Rate Election shall comply with the provisions of the definition of Interest Period.

        (c) Promptly after receiving a Notice of Interest Rate Election from the Borrower pursuant to subsection (a) above, the Agent shall notify each Bank of the contents thereof and such notice shall not thereafter be revocable by the Borrower.

         (d) The Borrower shall not be entitled to elect to convert any Loans to, or continue any Loans for an additional Interest Period as, Euro-Dollar Loans if (i) the aggregate principal amounts of any Group of Euro-Dollar Loans created or continued as a result of such election would be less than $5,000,000 or (ii) a Default shall have occurred and be continuing when the Borrower delivers notice of such election to the Agent.

         SECTION 2.06. Commitment Fee. The Borrower shall pay to the Agent, for the account of the Banks ratably in proportion to their respective Loans, on the Effective Date, a Commitment Fee in an amount equal to .50% of the aggregate principal amount of the Loans outstanding on such date.

         SECTION 2.07. Optional Prepayments. (a) Subject in the case of any Euro- Dollar Loan to Section 2.10, the Borrower may, upon at least one Domestic Business Day's notice to the Agent, prepay any Group of Base Rate Loans or upon at least three Euro-Dollar Business Days' notice to the Agent, prepay any Group of Euro-Dollar Loans, in each case in whole at any time, or from time to time in part in amounts aggregating $1,000,000, by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment. Each such optional prepayment shall be applied to prepay ratably the Loans of the several Banks included in such Group.

         (b) Upon receipt of a notice of prepayment pursuant to this Section, the Agent shall promptly notify each Bank of the contents thereof and of such Bank's ratable share (if any) of such prepayment and such notice shall not thereafter be revocable by the Borrower.

         SECTION 2.08.  Mandatory Prepayments.

         (a) In addition, in the event that the Borrower shall at any time, or from time to time, issue Equity Securities, the Borrower shall prepay the Loans in an amount equal to 50% of the Net Cash Proceeds thereof if the aggregate amount, which would be payable to the Banks equals or exceeds $250,000.

         (b) The prepayments required by subsection (a) of this Section shall be effective on the fifth Domestic Business Day after the date of receipt by the Borrower or any of its Subsidiaries, as the case may be, of the related Net Cash Proceeds.

         SECTION 2.09. General Provisions as to Payments. (a) The Borrower shall make each payment of principal of, and interest on, the Loans and of fees hereunder, not later than 12:00 Noon (New York City time) on the date when due, in Federal or other funds immediately available in New York City, to the Agent at its address referred to in Section 9.01. The Agent will promptly distribute to each Bank its ratable share of each such payment received by the Agent for the account of the Banks. Whenever any payment of principal of, or interest on, the Base Rate Loans shall be due on a day which is not a Domestic Business Day, the date for payment thereof shall be extended to the next succeeding Domestic Business Day. Whenever any payment of principal of, or interest on, the Euro-Dollar Loans shall be due on a day which is not a Euro-Dollar Business Day, the date for payment thereof shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case the date for payment thereof shall be the next preceding Euro-Dollar Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.

          (b) Upon enforcement by the Agent of the Amended and Restated Security Documents, the monies or other assets received by the Agent shall be applied by the Agent in the following order of priorities:

              first, to payment of the expenses of sale or other realization, including fees and disbursements of counsel, and all expenses, liabilities and advances incurred or made by the Agent in connection therewith, and any other unreimbursed expenses for which the Agent or any Bank is to be reimbursed pursuant to the Financing Documents;

              second, to the ratable payment of accrued but unpaid interest on the Loans;

              third, to the ratable payment of the unpaid principal amount of the Loans;

              fourth, to the ratable payment of all other amounts payable under the Financing Documents, until all such amounts shall have been paid in full; and

              finally, to payment to the Borrower, or its successors or assigns, or as a court of competent jurisdiction may direct, of any surplus then remaining.

The Agent may make distributions in cash or in kind or, on a ratable basis, in any combination thereof.

          (c) Unless the Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Banks hereunder that the Borrower will not make such payment in full, the Agent may assume that the Borrower has made such payment in full to the Agent on such date and the Agent may, in reliance upon such assumption, cause to be distributed to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent that the Borrower shall not have so made such payment, each Bank shall repay to the Agent forthwith on demand such amount distributed to such Bank together with interest thereon, for each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to the Agent, at the Federal Funds Rate.

         SECTION 2.10. Funding Losses. If the Borrower makes any payment of principal with respect to any Euro-Dollar Loan or any Euro-Dollar Loan is converted to a different type of Loan (pursuant to Article 2, 6 or 8 or otherwise) on any day other than the last day of an Interest Period applicable thereto, or the last day of an applicable period fixed pursuant to Section 2.04(c), or if the Borrower fails to prepay, convert or continue any Euro-Dollar Loans after notice has been given to any Bank in accordance with Section 2.07(a) the Borrower shall reimburse each Bank within 15 days after demand for any resulting loss or expense incurred by it (or by an existing or prospective Participant in the related Loan), including (without limitation) any loss incurred in obtaining, liquidating or employing deposits from third parties, but excluding loss of margin for the period after any such payment or conversion or failure to prepay, convert or continue, provided that such Bank shall have delivered to the Borrower a certificate as to the amount of such loss or expense, which certificate shall be conclusive in the absence of manifest error.

         SECTION 2.11. Computation of Interest. Interest based on the Prime Rate hereunder shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and paid for the actual number of days elapsed (including the first day but excluding the last day). All other interest shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day).

         SECTION 2.12. Withholding Tax Exemption. At least five Domestic Business Days prior to the first date on which interest or fees are payable hereunder for the account of any Bank, each Bank that is not incorporated under the laws of the United States of America or a state thereof and that has not already done so agrees that it will deliver to each of the Borrower and the Agent two duly completed copies of United States Internal Revenue Service Form 1001 or 4224, certifying in either case that such Bank is entitled to receive payments under this Agreement and the Notes without deduction or withholding of any United States federal income taxes. Each Bank which so delivers a Form 1001 or 4224 further undertakes to deliver to each of the Borrower and the Agent additional copies of such form (or a successor form) on or before the date that such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by the Borrower or the Agent, in each case certifying that such Bank is entitled to receive payments under this Agreement and the Notes without deduction or withholding of any United States federal income taxes, unless an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Bank from duly completing and delivering any such form with respect to it and such Bank advises the Borrower and the Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax.



                                    ARTICLE 3


                                   CONDITIONS

          SECTION 3.01. Effectiveness. This Agreement shall become effective on the date that each of the following conditions shall have been satisfied or waived by all the Banks:

          (a) receipt by the Agent of counterparts hereof signed by each of the parties hereto (or, in the case of any party as to which an executed counterpart shall not have been received, receipt by the Agent in form satisfactory to it of telegraphic, telex or other written confirmation from such party of execution of a counterpart hereof by such party);

          (b) receipt by the Agent for the account of each Bank a duly executed Note dated on or before the Effective Date complying with the provisions of
Section 2.02;

          (c) receipt by the Agent of opinions of counsel for the Borrower substantially in the forms of Exhibits B-1 and B-2 hereto and covering such additional matters relating to the transactions contemplated hereby as the Agent or the Required Banks may reasonably request;

          (d) receipt by the Agent of an opinion of Davis Polk & Wardwell, special counsel for the Agent, substantially in the form of Exhibit C hereto and covering such additional matters relating to the transactions contemplated hereby as the Required Banks may reasonably request;

          (e) receipt by the Agent of the Amended and Restated Security Documents duly executed by each Loan Party party to a Financing Document;

          (f) receipt by the Agent of duly executed financing statements on Form UCC-1 in suitable form for filing in the jurisdictions listed in Schedule III hereto, together with payment of all related filing fees and taxes;

         (g) the fact that, immediately after the effectiveness of this Agreement, no Default under this Agreement shall have occurred and be continuing;

         (h) the fact that the representations and warranties of the Borrower contained in this Agreement and of each Loan Party contained in each Security Document to which such Loan Party is a party shall be true and correct on and as of the Effective Date;

         (i) the fact that immediately after the effectiveness of this Agreement, all loans outstanding under the Third Amended and Restated Credit Agreement dated as of March 28, 1997 among the Borrower, the banks listed therein and the Agent (the "Existing Credit Agreement") shall have been repaid in full (after giving effect to the application of the proceeds of the Loans), together with accrued interest thereon and all other amounts payable thereunder;

         (j) receipt by the Agent of a certificate of the Chief Financial Officer, stating that on the Effective Date the conditions specified in the foregoing clauses (g), (h) and (i) are satisfied;

         (k) receipt by the Agent of all documents (including, without limitation, legal opinions) it may reasonably request relating to the existence of each Loan Party, the corporate authority for and the validity of the Financing Documents, governmental and regulatory approvals with respect to the Financing Documents and any other matters relevant hereto, all in form and substance satisfactory to the Agent;

         (l) receipt by the Agent for the account of each Bank of the Commitment Fee referred to in Section 2.06.

provided that this Agreement shall not become effective or be binding on any party hereto unless all of the foregoing conditions are satisfied not later than January 10, 1997. The Agent shall promptly notify the Borrower and the Banks of the effectiveness of this Agreement, and such notice shall be conclusive and binding on all parties hereto.

                                   ARTICLE 4


                         REPRESENTATIONS AND WARRANTIES

         The Borrower represents and warrants that:

         SECTION 4.01. Corporate Existence and Power. Each Loan Party is a corporation duly incorporated, validly existing and in good standing under the law of its jurisdiction of incorporation, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted, except as noted in the footnotes to
Schedule II.

         SECTION 4.02. Corporate and Governmental Authorization; No Contravention. The execution, delivery and performance by each Loan Party of the Financing Documents to which such Loan Party is a party are within such Loan Party's corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official (except the filing of Uniform Commercial Code financing statements as contemplated by the Amended and Restated Security Documents) and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation or by-laws of any Loan Party or of any agreement, judgment, injunction, order, decree or other instrument binding upon any Loan Party or result in the creation or imposition of any Lien on any asset of any Loan Party (except pursuant to the Amended and Restated Security Documents).

         SECTION 4.03. Binding Effect. This Agreement constitutes a valid and binding agreement of the Borrower; the Notes constitute valid and binding obligations of the Borrower; and the Amended and Restated Security Documents constitute valid and binding agreements of the Loan Parties party thereto, in each case enforceable in accordance with the respective terms thereof.

         SECTION 4.04. Financial Information. (a) The unaudited consolidated and consolidating balance sheets of the Borrower and its Consolidated Subsidiaries as of September 30, 1997, and the related statements of earnings, stockholder's equity and cash flows for the fiscal year then ended, copies of which have been delivered to each of the Banks, fairly present, in conformity with generally accepted accounting principles, the financial position of the Borrower and its Consolidated Subsidiaries as of such date and the results of operations and cash flow for such fiscal year.

         (b) The Convention Statement of CHLIC for the fiscal year ended December 31, 1996 in the form submitted to the Texas Insurance Department, a copy of which has been delivered to each of the Banks, fairly presents, in conformity with statutory accounting practices, the financial position of CHLIC as of such dates and its results of operations and cash flows for the period then ended.

         (c) Since September 30, 1997 there has been no material adverse change in the business, financial position, results of operations or prospects of the Coventry Group, considered as a whole.

         SECTION 4.05. Litigation. Except as reported in the Borrower's 1996 annual report to the Securities and Exchange Commission, on Form 10-K, there is no action, suit or proceeding pending against, or to the knowledge of the Borrower threatened against or affecting, any Loan Party before any court or arbitrator or any governmental body, agency or official in which there is a reasonable possibility of an adverse decision which could materially adversely affect the business, financial position or results of operations of the Coventry Group or which in any manner draws into question the validity of the Financing Documents or any other documents to be delivered pursuant thereto.

         SECTION 4.06. Compliance with Laws. The Borrower and its Subsidiaries are in compliance in all material respects with all applicable laws, rules and regulations, other than such laws, rules and regulations (i) the validity or applicability of which the Borrower or such Subsidiary is contesting in good faith or (ii) failure to comply with which cannot reasonably be expected to have a material adverse effect on the business, financial position, results of operations or prospects of the Borrower and its Subsidiaries, taken as a whole.

         SECTION 4.07. Compliance with ERISA. Each member of the ERISA Group has fulfilled its obligations under the minimum funding standards of ERISA and the Internal Revenue Code with respect to each Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Internal Revenue Code with respect to each Plan. No member of the ERISA Group has (i) sought a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code in respect of any Plan, (ii) failed to make any required contribution or payment to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement, or made any amendment to any Plan or Benefit Arrangement, which has resulted or could reasonably be expected to result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Internal Revenue Code or (iii) incurred any liability under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA.

         SECTION 4.08. Taxes. Each of the Borrower, the other Loan Parties and CHLIC has filed all United States Federal income tax returns and all other material tax returns which are required to be filed by it and has paid all taxes due pursuant to such returns or pursuant to any assessment received by the Borrower or CHLIC, as the case may be. The charges, accruals and reserves on the books of the Borrower or CHLIC, as the case may be, in respect of taxes or other governmental charges are, in the opinion of the Borrower, adequate.

         SECTION 4.09. Regulatory Matters. Without limiting the generality of
Section 4.01,

                 (i) CHLIC (y) is a stock life insurance corporation duly organized, validly existing and in good standing under the law of the State of Texas and (z) has the corporate power and authority, and is duly qualified and in good standing as a foreign corporation, and has all requisite licenses and authorizations to do business in all jurisdictions in which the character of its properties or the nature of its business requires such qualification or authorization, except for qualifications and authorizations the lack of which, singly or in the aggregate, has not materially adversely affected and will not materially adversely affect CHLIC; and

                 (ii) each HMO Company is duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, (y) holds an unrestricted Certificate of Authority (or equivalent charter document) issued by the relevant state and/or federal governmental agencies, (z) has the corporate power and authority, and is duly qualified and in good standing as a foreign corporation, and has all requisite licenses and authorizations to do business in all jurisdictions in which the character of its properties or the nature of its business requires such qualification or authorization, except for the qualifications or authorizations the lack of which, singly or in the aggregate, has not materially adversely affected and will not materially adversely affect such HMO Company.

         SECTION 4.10. Not an Investment Company. No Loan Party is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

         SECTION 4.11. Full Disclosure. All information heretofore furnished by or on behalf of any Loan Party to the Agent or any Bank for purposes of or in connection with the Financing Documents or any transaction contemplated thereby was, and all such information hereafter furnished by or on behalf of any Loan Party to the Agent or any Bank will be, true and accurate in every material respect on the date as of which such information is stated or certified. In all such information furnished to the Agent or any Bank no Loan Party has omitted, and no Loan Party will omit in the future, any material fact necessary in order to make such information not false or misleading. The Borrower has disclosed to the Banks in writing any and all facts which materially and adversely affect or may affect (to the extent the Borrower can now reasonably foresee), the business, operations or financial condition of the Loan

Parties, taken as a whole, or the ability of the Loan Parties to perform their obligations under this Agreement.

         SECTION 4.12. Environmental Matters. In the ordinary course of its business, the Borrower conducts an ongoing review of the effect of Environmental Laws on the business, operations and properties of the Coventry Group, in the course of which it identifies and evaluates associated liabilities and costs (including, without limitation, any capital or operating expenditures required for clean-up or closure of properties presently or previously owned or operated, any capital or operating expenditures required to achieve or maintain compliance with environmental protection standards imposed by law or as a condition of any license, permit or contract, any related constraints on operation activities, including any periodic or permanent shutdown of any facility or reduction in the level of or change in the nature of operations conducted thereat and any actual or potential liabilities to third parties, including employees, and any related costs and expenses). On the basis of this review, the Borrower has reasonably concluded that Environmental Laws are unlikely to have a material adverse effect on the business, financial condition, results of operation or prospects of the Coventry Group.

         SECTION 4.13. No Default. No Default has occurred and is continuing and no Loan Party is in default under or with respect to any material contract, agreement, lease or other instrument to which it is a party or by which its property is bound or affected.

         SECTION 4.14. No Burdensome Restrictions. No contract, lease, agreement or other instrument to which any Loan Party is a party or by which any of its property is bound or affected, no charge, corporate restriction, judgment, decree or order and no provision of applicable law or governmental regulation is reasonably likely to have a material adverse effect on the business, operations, properties, prospects or condition (financial or otherwise) of the Coventry Group, taken as a whole.

         SECTION 4.15. Use of Tradename. Members of the Coventry Group have the perpetual right to use the name "HealthAmerica" in the States of Pennsylvania, Missouri, Illinois and West Virginia.

                                    ARTICLE 5


                                    COVENANTS

          The Borrower agrees that, so long as any amount payable under any Note remains unpaid:

          SECTION 5.01. Information. The Borrower will deliver to each of the
Banks:

          (a) as soon as available and in any event within 90 days after the end of each fiscal year of the Borrower, consolidated and consolidating balance sheets of the Borrower and its Consolidated Subsidiaries as of the end of such fiscal year and the related consolidated and consolidating statements of earnings, stockholders' equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all audited (except as to consolidating statements) without material qualification by Arthur Andersen & Co. or other independent public accountants of nationally recognized standing;

          (b) as soon as available and in any event within 45 days after the end of each of the first three quarters of each fiscal year of the Borrower, consolidated and consolidating balance sheets of the Borrower and its Consolidated Subsidiaries as of the end of such quarter and the related consolidated statements of earnings and cash flows for such quarter and for the portion of the Borrower's fiscal year ended at the end of such quarter, setting forth in each case in comparative form the figures for the corresponding quarter and the corresponding portion of the Borrower's previous fiscal year, all certified (subject to normal year-end adjustments) as to fairness of presentation, generally accepted accounting principles and consistency by the chief financial officer or the chief accounting officer of the Borrower;

          (c) simultaneously with the delivery of each set of financial statements referred to in clauses (a) and (b) above, a certificate of the chief financial officer or the chief accounting officer of the Borrower (i) setting forth in reasonable detail the calculations required to establish whether the Borrower was in compliance with the requirements of Sections 5.07 to 5.20, inclusive, on the date of such financial statements, (ii) setting forth a calculation of the Cash Flow Ratio as of the date of such financial statements and (iii) stating whether any Default exists on the date of such certificate and, if any Default then exists, setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

          (d) simultaneously with the delivery of each set of financial statements referred to in clause (a) above, a statement of the firm of independent public accountants which reported on such statements (i) as to whether anything has come to their attention to cause them to believe that any Default existed on the date of such statements and (ii) confirming the calculations set forth in the officer's certificate delivered simultaneously therewith pursuant to clause (c) above;

          (e) as soon as available and in any event within 45 days after the end of each fiscal quarter of the Borrower, (i) detailed reports on enrollment for each plan, classified by type of risk and (ii) reports on statutory capital of each HMO Company and comparison with target of 2%, 2.5% and 4.0% of premiums in 1997, 1998 and thereafter, respectively;

          (f) as soon as available and in any event within 45 days after the end of each fiscal quarter of the Borrower, a quarterly analysis of any variances from the budget set forth in the Business Plan;

          (g) as soon as available (i) and in any event within 120 days after the end of each fiscal year of each HMO Company, the annual financial statements of such HMO Company for such year as submitted to the applicable state regulatory authority or the United States Secretary of Health and Human Services and (ii) any other formal written financial report regarding such HMO Company provided to the applicable state regulatory authority or the United States Secretary of Health and Human Services;

          (h) as soon as available and in any event within 120 days after the end of each fiscal year of the Borrower, a schedule setting forth in reasonable detail the reinsurance arrangements maintained, as required by Section 5.03(c), by each HMO Company as of the end of the preceding fiscal year (with any changes subsequent to the end of such fiscal year described therein);

          (i) as soon as available and in any event within 120 days after the end of each fiscal year of CHLIC, the Convention Statement of CHLIC for such fiscal year, in the form submitted to the Texas Insurance Department;

          (j) as soon as available and in any event within 120 days after the end of each fiscal year of the Borrower, (i) a report in form and scope reasonably satisfactory to the Agent on CHLIC's health insurance reserves as of the end of the preceding fiscal year, which has been prepared by CHLIC and reviewed by an actuary providing the state certification acceptable to the Required Banks and (ii) a schedule setting forth in reasonable detail the reinsurance arrangements maintained, as required by Section 5.03(d), by CHLIC as of the end of the preceding fiscal year (with any changes subsequent to the end of such fiscal year described therein);

          (k) forthwith upon the receipt thereof by CHLIC, any written communication from the Texas Insurance Department which directly questions in any material respect the fiscal soundness of CHLIC;

          (l) within 30 days of the Agent's request, a report in form and scope satisfactory to the Agent of the adequacy of reserves of any Loan Party or of any other matter the Agent may deem reasonably necessary, prepared by an independent actuarial or accounting firm acceptable to the Required Banks; provided that any particular type of report shall not be requested more than once during each fiscal year;

          (m) forthwith after the receipt thereof by the Borrower or any of its Subsidiaries, (y) any written communication from any relevant state governmental agencies which directly questions in any material respect the compliance of any HMO Company with any applicable laws or regulations or directly questions in any material respect the financial soundness of any HMO Company or any of its Subsidiaries or the adequate provision by any HMO Company or any of its Subsidiaries against risk of insolvency or revokes (or threatens or commences any action or evidences any intention to revoke) any HMO Company's Certificate of Authority (or equivalent charter document) or any other license, authorization or approval necessary for any such Company to conduct its business as conducted on the date hereof or (z) any written communication from the United States Health Care Financing Administration or the United States Office of Prepaid Health Care which directly questions in any material respect the compliance of any HMO Company with any applicable laws or regulations or directly questions in any material respect the fiscal soundness of any HMO Company or the adequate provision any HMO Company against risk of insolvency or revokes (or threatens or commences any action or evidences any intention to revoke) any HMO Company's status as a federally qualified health maintenance organization;

          (n) forthwith upon the occurrence of any Default, a certificate of the chief financial officer or the chief accounting officer of the Borrower setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

          (o) promptly upon the mailing thereof to the shareholders of the Borrower generally, copies of all financial statements, reports and proxy statements so mailed;

          (p) promptly upon the filing thereof, copies of all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) and reports on Forms 10-K, 10-Q and 8-K (or their equivalents) which any Loan Party shall have filed with the Securities and Exchange Commission;

          (q) if and when any member of the ERISA Group (i) gives or is required to give notice to the PBGC of any "reportable event" (as defined in Section 4043 of ERISA) with respect to any Plan which might reasonably be expected to constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA, or notice that any Multiemployer Plan is in reorganization, is insolvent or has been terminated, a copy of such notice; (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate, impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or appoint a trustee to administer any Plan, a copy of such notice; (iv) applies for a waiver of the minimum funding standard under
Section 412 of the Internal Revenue Code, a copy of such application; (v) gives notice of intent to terminate any Plan under Section 4041(c) of ERISA, a copy of such notice and other information filed with the PBGC; (vi) gives notice of withdrawal from any Plan pursuant to Section 4063 of ERISA, a copy of such notice; or (vii) fails to make any required payment or contribution to any Plan or Multiemployer Plan or any material required payment or contribution in respect of any Benefit Arrangement or makes any amendment to any Plan or Benefit Arrangement which has resulted or could result in the imposition of a Lien or the posting of a bond or other security, a certificate of the chief financial officer or the chief accounting officer of the Borrower setting forth details as to such occurrence and action, if any, which the Borrower or applicable member of the ERISA Group is required or proposes to take;

          (r) as soon as reasonably practicable after an executive officer of the Borrower obtains knowledge of the commencement of, or of a threat (with respect to which there is a reasonable possibility of assertion) of the commencement of, an action, suit or proceeding against any Loan Party before any court or arbitrator or any governmental body, agency or official in which there is a reasonable possibility of an adverse decision which could be expected to have a material adverse effect on the Coventry Group, considered as a whole, or which in any manner questions the validity of any Financing Document or any of the transactions contemplated thereby, information as to the nature of such pending or threatened action, suit or proceeding;

          (s) forthwith upon the occurrence of any material adverse change in the business of any Loan Party, written notice from the chief financial officer or the chief accounting officer of the Borrower setting forth the details thereof;

          (t) immediately upon commencement thereof, notice of commencement of any action or proceeding by any Commissioner, Department, Secretary or Board described in clause (y) of Section 6.01(m) seeking to impose or effect, as the case may be, any fine, restriction, suspension, revocation or termination described in such clauses; and

         (u) from time to time such additional information regarding the financial position or business of the Coventry Group as the Agent, at the request of any Bank, may reasonably request.

         SECTION 5.02. Payment of Obligations. The Borrower will pay and discharge, and will cause each other Loan Party to pay and discharge, at or before maturity, all their respective material obligations (monetary or otherwise) and liabilities, including, without limitation, tax liabilities, except where the same may be contested in good faith by appropriate proceedings, and will maintain, and will cause each other Loan Party to maintain, in accordance with generally accepted accounting principles, appropriate reserves for the accrual of any of the same.

         SECTION 5.03. Maintenance of Property; Insurance. (a) The Borrower will keep, and will cause each other Loan Party to keep, all property useful and necessary in its business in good working order and condition.

         (b) The Borrower will maintain, and will cause each other Loan Party to maintain, (either in the Borrower's or in such other Loan Party's own name), insurance policies against such risks, in at least such amounts and upon such terms as are set forth in Schedule I; provided that the Borrower shall not be required to maintain insurance specified in the preceding clause if an independent insurance broker, agent or other representative reasonably satisfactory to the Required Banks shall certify to the Banks that such requirement with respect to such insurance cannot be complied with in a recognized insurance market of the United States or of any other country by reason of the unavailability to companies of established repute engaged in the same or similar business with respect to one or more risks so required to be insured against. The Borrower may replace any insurance company named in
Schedule I with an Acceptable Insurer, and may decrease the amount of insurance not constituting self-insurance carried with the consent of the Required Banks. Each Loan Party may self-insure for professional and general liability claims, including, without limitation, workers compensation, so long as such Loan Party shall maintain reserves which are, in the opinion of the Borrower, adequate and consistent with the most recent actuarial report prepared for such Loan Party (pursuant to Section 5.01 of this Agreement, if an actuarial report has been made available under such Section). The Borrower will furnish to the Banks (i) upon request of any Bank through the Agent from time to time, full information as to the insurance carried, (ii) within five days of receipt of notice from any insurer, a copy of any notice of cancellation or material change in coverage from that existing on the date of the Original Agreement, and (iii) forthwith, notice of any cancellation or nonrenewal of coverage by any Loan Party.

         (c) The Borrower will cause each HMO Company to maintain reinsurance arrangements with respect to their respective businesses in force consistent with its historical practices with (i) CHLIC, (ii) other reinsurers which are rated "A-" or better by A.M. Best Company or affiliates of reinsurers so rated, (iii) underwriters at Lloyd's of London or any syndication led by Lloyd's of London or
(iv) other reinsurers approved by the Required Banks; provided that the Borrower shall not be required to maintain reinsurance specified in the preceding clause if an independent insurance broker, agent or other representative reasonably satisfactory to the Required Banks shall certify to the Banks that such requirement with respect to such insurance cannot be complied with in a recognized insurance market of the United States or of any other country by reason of the unavailability to companies of established repute engaged in the same or similar business with respect to one or more risks so required to be insured against.

         (d) The Borrower will cause CHLIC to maintain reinsurance arrangements consistent with its historical practices with reinsurers which are rated "A-" or better by A.M. Best Company or affiliates of reinsurers so rated or underwriters at Lloyd's of London or any syndication led by Lloyd's of London or other reinsurers otherwise approved by the Required Banks.

         SECTION 5.04. Conduct of Business, Maintenance of Existence and Ownership of Subsidiaries. (a) Subject to Section 5.21, the Borrower will renew and keep in full force and effect, and will cause each Loan Party to preserve, renew and keep in full force and effect their respective corporate existences and all material governmental licenses, authorizations, consents and approvals, rights, privileges and franchises necessary or desirable in the normal course of business.

         (b) The Coventry Group will not engage in any business activities to any significant extent other than the following: (i) by CHLIC, the accident and health insurance business as conducted by CHLIC as of the date hereof and activities incidental or related thereto (ii) by CHLIC, the accident and health insurance business as it relates to clause (iii) hereof, and (iii) the provision and administration of healthcare services through healthcare providers and activities incidental or related thereto and consistent therewith including the health indemnity, HMO and preferred provider organization business.

         (c) Subject to Section 5.21, (i) the Borrower will at all times directly own 100% of the capital stock of CHC Financial and CHLIC, and all such stock shall be pledged pursuant to the Coventry Pledge Agreement, as amended by the Amended and Restated Security Documents; (ii) the Borrower will at all times directly own 100% of the capital stock of each of CHMC, GHP, PGC, CHMC-VA, HCUSA and all such stock shall be pledged pursuant to the Coventry Pledge Agreement, as amended by the Amended and Restated Security Documents; and (iii) CHC Financial will at all times directly own 100% of the capital stock of CHP and Pennsylvania

Healthcare USA, Inc., and all such stock shall be pledged pursuant to the Amended and Restated Security Documents.

          (d) Subject to Section 5.21, PGC or CHC Financial will at all times directly own, 100% of the capital stock of HealthAmerica and Healthpass. All stock of HealthAmerica and Healthpass shall be pledged pursuant to the Amended and Restated Security Documents.

          (e) Schedule II lists all Subsidiaries of the Borrower as of the date hereof and as of the Effective Date and indicates the company owning each Subsidiary. No insurance company or HMO Company shall have any Subsidiary, except that (i) HealthAmerica may own all of the capital stock of Medical Center HPJV, Inc., (ii) Medical Center HPJV, Inc. may own all of the capital stock of Riverside Health Plan, Inc., (iii) HCUSA may own all of the capital stock or ownership interests of HCUSA- MO, and HCUSA-Midwest, and (iv) GHP may own all of the capital stock of SSM, subject in each case to the requirements set forth in the last sentence of this paragraph (e). The Borrower will cause (x) each Person (other than (A) a statutory insurance company or regulated health maintenance organization and (B) Persons in the process of becoming regulated health maintenance organizations, provided no Person may be excluded pursuant to this clause (B) from the requirements otherwise imposed by this sentence for a period of more than six months following the date of organization or acquisition of such Person) that shall, at any time after the date hereof, become a Subsidiary of any Loan Party, to enter into the Guaranty and Security Agreement, as amended by the Amended and Restated Security Documents as a new "Pledgor", and to take all steps necessary to perfect the security interests contemplated thereby and
(y) all of the capital stock of each Person that shall, at any time after the date hereof, become a Subsidiary of any Loan Party to be pledged pursuant to the Coventry Pledge Agreement, as amended by the Amended and Restated Security Documents or the Guaranty and Security Agreement, as amended by the Amended and Restated Security Documents in each case not later than the date on which such event occurs; provided that a new Subsidiary shall not be required pursuant to clause (x) of this paragraph (e) to become party, as a new "Pledgor", to the Guaranty and Security Agreement, as amended by the Amended and Restated Security Documents so long as the requirement set forth in the next succeeding sentence and the requirement set forth in clause (y) of this paragraph (e) are met. In no event shall the aggregate book value of the assets of all Subsidiaries (other than (A) statutory insurance companies and regulated health maintenance organizations and (B) Persons in the process of becoming regulated health maintenance organizations, provided no Person may be excluded pursuant to this clause (B) from the requirements otherwise imposed by this sentence for a period of more than six months following the date of organization or acquisition of such Person) not party as a "Pledgor" to the Guaranty and Security Agreement, as amended by the Amended and Restated Security Documents exceed $1,000,000.

         (f) Each Loan Party shall maintain adequate contracts, leases and agreements with providers (including, without limitation, physicians, physician groups, hospitals and other health care facilities) necessary in the normal course of business.

         SECTION 5.05. Compliance with Laws. The Borrower will comply, and will cause each other Loan Party to comply, in all material respects with all applicable laws, ordinances, rules, regulations, and requirements of governmental authorities (including, without limitation, regulatory filing requirements, Environmental Laws and ERISA and the rules and regulations thereunder) except where the necessity of compliance therewith is contested in good faith by appropriate proceedings.

         SECTION 5.06. Inspection of Property, Books and Records. The Borrower will keep, and will cause each other Loan Party to keep, proper books of record and account in which full, true and correct entries shall be made of all dealings and transactions in relation to its business and activities; and will permit, and will cause each other Loan Party to permit, representatives of any Bank at such Bank's expense to visit and inspect any of their respective properties, to examine and make abstracts from any of their respective books and records and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants, all at such reasonable times and as often as may reasonably be desired. Each Loan Party will at all times retain an accounting firm of nationally recognized standing acceptable to the Required Banks as the auditors of such Loan Party. The fiscal year of the Coventry Group will at all times be the calendar year.

         SECTION 5.07. Debt. (a) Subject to Section 5.21, the Borrower will not create, assume or suffer to exist any Debt, other than (i) the Loans, (ii) Debt secured by Liens permitted under Sections 5.10(b), (c) and (f), (iii) Debt to a Loan Party which is not an HMO Company or CHLIC evidenced by an instrument duly delivered and pledged to the Agent pursuant to the Amended and Restated Security Documents, and (iv) the Convertible Exchangeable Subordinated Debt.

         (b) The Borrower will not permit any other Loan Party to create, assume or suffer to exist any Debt, other than (i) Debt secured by Liens permitted under Sections 5.10(b), (c) and (f), (ii) Debt owed by PGC in the principal amount not exceeding $1,762,000 to the United States Department of Health and Human Services, (iii) Debt owed by any Loan Party which is not an HMO Company or CHLIC to another Loan Party which is not an HMO Company or CHLIC evidenced by an instrument duly delivered and pledged to the Agent pursuant to the Amended and Restated Security Documents, (iv) Debt to the Borrower in the form of surplus notes from an HMO Company, so long as the requirements of 5.09 are met an (v)

Debt incurred or assumed pursuant to Section 5.07(b)(viii) of the Original Agreement, not in excess of $2,000,000.

         SECTION 5.08. Restricted Payments; No Cash Payment of Subordinated Debt. (a) Subject to Section 5.21, no Loan Party will declare or make any Restricted Payment other than any Restricted Payment made:

                (i) to the Borrower (directly or indirectly by payment through a Subsidiary) by any other Loan Party;

                (ii) as annual dividends from HealthAmerica to PGC to the extent necessary to permit PGC to repay, simultaneous with the payment of such annual dividends, an amount owed by PGC to HealthAmerica pursuant to an intercompany balance between PGC and HealthAmerica for such fiscal year;

                (iii) as annual dividends from HealthAmerica to PGC to the extent necessary to permit PGC to repay the Borrower amounts outstanding under the notes described in Sections 5.07(b)(ii) and
         (vii) hereof, provided, that simultaneously with the payment of such dividends, PGC shall use such moneys solely to repay such outstanding amounts to the Borrower; or

                (iv) as annual dividends on the Borrower's Series A Convertible Preferred Stock at the annual rate provided for therein.

provided that no Restricted Payment may be made by any Loan Party under clause
(ii) above if any Default then exists or if, after giving effect to such Restricted Payment, a Default would exist.

         (b) Subject to Section 5.21, no Loan Party will make any payment of principal of, or interest on or optionally redeem or purchase or otherwise optionally acquire or defease or otherwise provide in advance for the payment of, the Convertible Exchangeable Subordinated Debt, other than the payment of interest through the issuance of notes evidencing increases of the principal amount thereof or the conversion or exchange of the Borrower's Convertible Exchangeable Subordinated Debt for the Borrower's common or preferred stock in accordance with the terms of the Convertible Exchangeable Subordinated Debt or, so long as no Default then exists or would exist after giving effect thereto, payment of interest in cash on the Convertible Exchangeable Subordinated Debt.

         (c) The Borrower will cause each other Loan Party (other than CHLIC) to pay the Borrower (directly or indirectly by payment through a wholly-owned Subsidiary), as and when available or permitted, dividends in amounts necessary (in the event sufficient funds are not available from other sources) from time to time to service the repayment of the principal and interest on the Loans for such fiscal year. The Borrower shall not permit any Loan Party (except CHLIC, solely to the extent required by any regulatory authority) to be a party to any agreement containing, or otherwise consent to, any contractual restriction on its ability to make any Restricted Payment to the Borrower (directly or indirectly through a Subsidiary).

         SECTION 5.09. Investments. (a) Subject to Section 5.21, no Loan Party will make or hold any Investments other than:

                (i) solely with respect to CHLIC or an HMO Company (x) Investments in Admitted Assets and (y) Investments in Non-Admitted Assets in an aggregate amount at no time exceeding the amount permitted by applicable state law;

                 (ii) Investments in Persons which are Loan Parties on the Effective Date, provided that such Investments shall be evidenced by securities or instruments pledged pursuant to the Amended and Restated Security Documents, and provided further that no capital contributions or loans shall be made to any HMO Company that has net worth in excess of 2%, 2.5% and 4.0% of premiums in 1997, 1998 and thereafter, respectively, unless requested in writing by the applicable state regulatory agency or otherwise required by applicable law; and

                (iii)  Temporary Cash Investments.

         The foregoing notwithstanding, no Loan Party will make any Investment in any Affiliate except the Investment by CHL in Coventry Corporation's stock.

         (b) Subject to Section 5.21, the Borrower will ensure that (i) no Subsidiary that is an HMO will, without the prior written consent of the Required Banks, (x) seek to be exempted by the applicable state Insurance Department or by the federal government from, respectively, the provisions of such state or federal insurance and health maintenance organization laws and regulations thereunder or (y) seek any exemption or waiver from restrictions on investments contained in such state's or federal insurance or health maintenance organization laws and regulations thereunder, (ii) CHLIC (x) will not, without the prior written consent of the Required Banks, seek to be exempted by the Texas Insurance Department from provisions of the Texas Insurance Code and regulations thereunder and (y) will not, pursuant to the provisions of the Texas Insurance Code, seek any exemption or waiver from restrictions on investments contained in the Texas Insurance Code except the Investment by CHL in Coventry Corporation's stock.

          SECTION 5.10. Negative Pledge. No Loan Party will create, assume or suffer to exist any Lien on any asset now owned or hereafter acquired by it, except:

          (a) Liens created pursuant to the Amended and Restated Security Documents;

          (b) Liens on Temporary Cash Investments owned by a Loan Party securing such Loan Party's obligations under repurchase agreements; provided that (i) in no event shall (x) the Loan Party have received less than 95% of the fair market value (including accrued interest) of the Temporary Cash Investments subject to such repurchase agreement or (y) the obligation of the Loan Party under a repurchase agreement exceed 105% of the fair market value of such Temporary Cash Investments as of the time such repurchase agreement is entered into; and (ii) the term of any such repurchase agreement shall not exceed 90 days;

          (c) any Lien on any asset securing Debt incurred or assumed for the purpose of financing all or any part of the cost of acquiring such asset, provided that (i) such Lien attaches to such asset concurrently with or within 90 days after the acquisition thereof and (ii) the aggregate principal amount of such Debt at any time outstanding shall not exceed $5,000,000;

          (d) any Lien on any asset of any corporation existing at the time such corporation is merged or consolidated with or into the Borrower or a Subsidiary and not created in contemplation of such event;

          (e) any Lien existing on any asset prior to the acquisition thereof by the Borrower or a Subsidiary and not created in contemplation of such acquisition;

          (f) Liens (in addition to those permitted by clauses (c), (d) and (e) above) on equipment securing capital lease obligations with respect to such equipment in an aggregate amount for the Coventry Group (as set forth, or as would be set forth, on a balance sheet of the lessee) not to exceed at any time $6,000,000;

          (g) Liens arising in the ordinary course of its business which (i) do not secure Debt or Derivatives Obligations, (ii) do not secure any obligations in an aggregate amount exceeding $2,000,000 and (iii) do not in the aggregate materially detract from the value of its assets or materially impair the use thereof in the operation of its business; and

          (h) certain time-put options to receive GHP stock which are set forth in Section 2.8 of the lease dated November 21, 1988 between Healthline Management, Inc. ("Healthline"), as landlord, and GHP, as tenant, relating to 3908 South Grand and

Section 2.8 of the lease dated November 21, 1988 between Healthline, as landlord, and GHP, as tenant, relating to 7934 North Lindbergh.

         SECTION 5.11. Leverage Ratio. The ratio of (i) Consolidated Debt (excluding the Warburg Pincus Convertible Exchangeable Notes) to (ii) the sum of Consolidated Debt (excluding the Warburg Convertible Exchangeable Notes) plus Consolidated Adjusted Net Worth will at no time exceed 50%.

         SECTION 5.12. Consolidations, Mergers and Sales of Assets. Subject to
Section 5.21, no Loan Party will (a) consolidate or merge with or into any other Person (except for a merger of a Subsidiary of the Borrower (which is not a statutory insurance company or a health maintenance organization) into the Borrower) or (b) engage in an Asset Sale, provided that Borrower may (i) engage in intracompany transactions which do not have a material adverse impact on the Banks and (ii) sell assets with less than $10,000,000 of book value in a single transaction or $30,000,000 in the aggregate.

         SECTION 5.13. Use of Proceeds. The proceeds of the Loans under this Agreement will be used by the Borrower to refinance the Existing Credit Agreement. None of the proceeds of the Loans will be used, directly or indirectly (a) for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any "margin stock" within the meaning of Regulation U or
(b) to finance any acquisition of a corporation.

         SECTION 5.14. Subordinated Debt and Equity Securities. Subject to
Section 5.21, the Borrower will not consent to, and will not permit any Loan Party to consent to, any amendment to, or waiver of any provision of, any instrument or agreement evidencing or governing any Subordinated Debt of any Loan Party or any preferred stock of any Loan Party or prepay any Subordinated Debt of any Loan Party. The Borrower shall not issue any preferred stock, other than Series A Preferred Stock, having any mandatory redemption feature unless the provisions of such mandatory redemption feature are in form and substance satisfactory to the Agent and the Required Banks. No Loan Party, other than the Borrower, shall issue any Equity Securities to any Person other than a Loan Party.

         SECTION 5.15. Transactions with Affiliates. Except as expressly permitted by this Agreement, no Loan Party will, directly or indirectly: (i) transfer, sell, lease, assign or otherwise dispose of any assets to an Affiliate; (ii) merge into or consolidate with or purchase or acquire assets from an Affiliate; or (iii) enter into any other transaction directly or indirectly with or for the benefit of an Affiliate (including, without limitation, Guarantees of obligations of an Affiliate); provided that (a) any Affiliate who is an individual may serve as a director, officer or employee of any Loan Party and receive reasonable compensation for his or her services in such capacity and (b) any Loan Party may enter into any transaction with an Affiliate providing for the leasing of property, the rendering or receipt of services, the purchase or sale of inventory and other assets in the ordinary course of business of such Loan Party if the monetary or business consideration arising therefrom would be substantially as advantageous to such Loan Party as the monetary or business consideration which would be obtained in a comparable arm's length transaction with a Person not an Affiliate.

         SECTION 5.16. Other Agreements. Subject to Section 5.21, no Loan Party will consent to any modification, supplement or waiver of any of the provisions of the Agreements entered into in connection with the AHERF Transaction, the Agreements entered into in connection with the BJC Transaction or the charter of any Loan Party in any material respect without the prior written consent of the Agent (with the approval of the Required Banks), it being understood that any modification, supplement or waiver of any such agreement or document which affects the amount or timing of any payment by or to any such Loan Party thereunder shall be deemed material for purposes hereof. Each Loan Party shall perform its obligations under the aforesaid agreements or documents, and shall enforce the obligations of the other parties thereto.

         SECTION 5.17. Capital Requirements. On any date the statutory capital and surplus of any subsidiary that is an HMO Company or CHLIC will be no less than 1.25 times the applicable state requirement.

         SECTION 5.18. Fixed Charges Coverage. The ratio of Adjusted Cash Flow to Fixed Charges will not, for any period of four consecutive fiscal quarters ended after the Effective Date, be less than the ratio set forth below opposite the date on which such four-quarter period ends:


         Period                                            Ratio
         -------                                           -----
         December 31, 1997                                 1.00 to 1.00
         March 31, 1998                                    1.90 to 1.00
         June 30, 1998                                     2.20 to 1.00
         September 30, 1998                                2.60 to 1.00
         On or after December 31, 1998                     3.00 to 1.00


         SECTION 5.19. Minimum Net Worth. Consolidated Adjusted Net Worth will at no time be less than the Net Worth Floor. "Net Worth Floor" means $131,248,500 plus 50% of the cumulative consolidated net earnings of the Borrower and its Consolidated Subsidiaries for each fiscal quarter of the Borrower ended after September 30, 1997 for which there are consolidated net earnings and not a consolidated net (loss) plus 100% of the increase in Consolidated Adjusted Net Worth attributable to any issuance after September 30, 1997 of capital stock, whether common or preferred, of the Borrower, including without limitation any shares of capital stock issued on conversion of any Debt.

         SECTION 5.20. Acquisitions. Subject to Section 5.21, neither the Borrower nor any Subsidiary will consummate or agree to consummate any Acquisition except for acquisitions involving less than $10,000,000 individually or $30,000,000 in the aggregate.

         SECTION 5.21. Certain Transactions Permitted.

         Notwithstanding Sections 5.04(a), 5.04(b), 5.07(a), 5.08(b), 5.09,
5.12, 5.14, 5.16, 6.01(b) and 6.01(m), the Borrower may:

         (a) subject to the prior written approval of the Required Banks,

             (i) consummate the proposed merger with Principal Health Care, Inc.; and

         (b) consummate a corporate reorganization consisting of one or more of the following elements:

             (i)      the merger of CHDC into Coventry Corporation;

             (ii)     the merger of CHC Financial into Coventry Corporation;

             (iii)    the merger of PGC into Coventry Corporation;

             (iv) the merger of HCUSA-MO and HCUSA-Midwest with a new subsidiary of HCUSA and merger of new subsidiary with HCUSA;

             (v) the merger of Medical Center HPJV and HealthAmerica Pennsylvania, Inc. into Riverside Health Plan, Inc.;

             (vi)     the merger of HealthPass and CHMC; and

             (vii) the sale, disposition or dissolution of the Pennsylvania Medicaid operations of PHUSA, CHP, CHWP and HealthAmerica's 49% interest in Pennsylvania HealthMate, Inc.

                                    ARTICLE 6


                                    DEFAULTS

         SECTION 6.01. Events of Default. Subject to Section 5.21, if one or more of the following events ("Events of Default") shall have occurred and be continuing:

         (a) the Borrower shall fail to pay (i) when due any principal of any Loan or (ii) within three days of the due date thereof, any interest on any Loan, any fees or any other amount payable hereunder;

         (b) the Borrower shall fail to observe or perform any covenant contained in Sections 5.07 to 5.21, inclusive;

         (c) any Loan Party shall fail to observe or perform any covenant or agreement (i) contained in Section 5.01 for 5 days or (ii) contained in any other section of the Financing Documents (other than those covered by clause (a) or (b) above) for 30 days, in either case after notice thereof has been given to the Borrower by the Agent at the request of any Bank;

         (d) any representation, warranty, certification or statement made by any Loan Party in the Financing Documents or in any certificate, financial statement or other document delivered pursuant hereto or thereto shall prove to have been incorrect in any material respect when made (or deemed made);

         (e) any Loan Party shall fail to make any payment in respect of any Material Debt when due or within any applicable grace period;

         (f) any event or condition shall occur which results in the acceleration of the maturity of any Material Debt or enables (or, with the giving of notice or lapse of time or both, would enable) the holder(s) of Material Debt or any Person acting on such holders' behalf to accelerate the maturity thereof;

         (g) any Loan Party shall commence a voluntary case or other proceeding seeking liquidation, reorganization, rehabilitation or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian, conservator or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing;

          (h) an involuntary case or other proceeding shall be commenced against any Loan Party seeking liquidation, reorganization, rehabilitation or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian, conservator or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against any Loan Party under the federal bankruptcy laws as now or hereafter in effect;

          (i) any member of the ERISA Group shall fail to pay when due an amount or amounts aggregating in excess of $250,000 which it shall have become liable to pay under Title IV of ERISA; or notice of intent to terminate a Material Plan shall be filed under Title IV of ERISA by any member of the ERISA Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate, to impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or to cause a trustee to be appointed to administer any Material Plan or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated or there shall occur a complete or partial withdrawal from, or a default, within the meaning of Section 4219(c)(5) of ERISA, with respect to, one or more Multiemployer Plans which could reasonably be expected to cause one or more members of the ERISA Group to incur a current payment obligation in excess of $2,000,000;

          (j) one or more judgments or orders for the payment of money in excess of $2,000,000 in aggregate shall be rendered against any Loan Party and such judgments or orders shall continue unsatisfied and unstayed for a period of 10 days;

          (k) (i) except as provided for in the Warburg Pincus Transaction, any person or group of persons (within the meaning of Section 13 or 14 of the Securities Exchange Act of 1934, as amended) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under said Act) of 25% or more of the outstanding shares of common stock of the Borrower or (ii) during any period of 12 consecutive calendar months, less than a majority of the board of directors of the Borrower shall consist of individuals who were directors of the Borrower on the first day of such period;

          (l) any insurance commissioner or any other state or federal insurance or health maintenance organization regulatory official intervenes in the management of the business of any Loan Party or initiates any proceeding or investigation with a view toward intervening in the management of the business of any Loan Party;

          (m) (i) any Loan Party ceases to be duly qualified and have all material authorizations, qualifications, licenses, certificates and permits, including licenses, certificates and permits of health and insurance commissions and agencies of the states in which it operates to conduct its business as now being conducted or (ii) without limiting the generality of the foregoing, (x) any subsidiary that is an HMO Company ceases to be a federally-qualified health maintenance organization or any action or proceeding is commenced to revoke, restrict, suspend or terminate such subsidiary's status as a federally-qualified health maintenance organization, and (y) any applicable state department of insurance or department of health imposes a material fine against such subsidiary or its Certificate of Authority or any other license, authorization or approval necessary for such subsidiary to conduct its business as conducted on the date hereof is restricted or suspended, or such state department of insurance or health commences any action or proceeding to revoke or terminate any such license, authorization or approval, or such subsidiary ceases for any reason to be the holder of an unrestricted Certificate of Authority issued by such state; or

          (n) any security interests granted or purported to be granted under any Security Document shall fail for any reason to be valid and perfected security interests having a first priority (subject only to such other Liens as are expressly permitted by the Amended and Restated Security Documents);

then, and in every such event, the Agent shall if requested by Banks holding Notes evidencing more than 50% in aggregate principal amount of the Loans, by notice to the Borrower declare the Notes (together with accrued interest thereon) to be, and the Notes shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; provided that in the case of any of the Events of Default specified in clause (g) or (h) above with respect to the Borrower, without any notice to the Borrower or any other act by the Agent or the Banks, the Notes (together with accrued interest thereon) shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

         SECTION 6.02. Notice of Default. The Agent shall give notice to the Borrower under Section 6.01(c) promptly upon being requested to do so by any Bank and shall thereupon notify all the Banks thereof.

                                    ARTICLE 7


                                    THE AGENT

         SECTION 7.01. Appointment and Authorization. Each Bank irrevocably appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Financing Documents as are delegated to the Agent by the terms hereof or thereof, together with all such powers as are reasonably incidental thereto. Without limiting the generality of the foregoing, each Bank irrevocably authorizes the Agent to enter into the Amended and Restated Security Documents.

         SECTION 7.02. Agent and Affiliates. Morgan shall have the same rights and powers under this Agreement as any other Bank and may exercise or refrain from exercising the same as though it were not the Agent, and Morgan and its affiliates may accept deposits from, lend money to, and generally engage in any kind of business with any Loan Party or affiliate of any Loan Party as if it were not the Agent hereunder.

         SECTION 7.03. Action by Agent. The obligations of the Agent under the Financing Documents are only those expressly set forth therein. Without limiting the generality of the foregoing, the Agent shall not be required to take any action with respect to any Default, except as expressly provided in Article VI.

         SECTION 7.04. Consultation with Experts. The Agent may consult with legal counsel (who may be counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

         SECTION 7.05. Liability of Agent. Neither the Agent nor any of its affiliates nor any of their respective directors, officers, agents or employees shall be liable for any action taken or not taken by it in connection herewith
(i) with the consent or at the request of the Required Banks or (ii) in the absence of its own gross negligence or willful misconduct. Neither the Agent nor any of its affiliates nor any of their respective directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify (i) any statement, warranty or representation made in connection with any Financing Document or any borrowing hereunder; (ii) the performance or observance of any of the covenants or agreements of any Loan Party in any Financing Document; (iii) the satisfaction of any condition specified in Article 3, except receipt of items required to be delivered to the Agent; or (iv) the validity, effectiveness or genuineness of the Financing Documents or any other instrument or writing furnished in connection therewith. The Agent shall not incur any liability by acting in reliance upon any notice, consent, certificate, statement, or other writing (which may be a bank wire, telex or similar writing) believed by it to be genuine or to be signed by the proper party or parties.

         SECTION 7.06. Indemnification. Each Bank shall, ratably in accordance with its Loans, indemnify the Agent, its affiliates and their respective directors, officers, agents and employees (to the extent not reimbursed by the Borrower) against any cost, expense (including counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from such indemnitees' gross negligence or willful misconduct) that such indemnitees may suffer or incur in connection with the Financing Documents or any action taken or omitted by such indemnitees thereunder.

         SECTION 7.07. Credit Decision. Each Bank acknowledges that it has, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under this Agreement.

         SECTION 7.08. Successor Agent. The Agent may resign at any time by giving notice thereof to the Banks and the Borrower. Upon any such resignation, the Required Banks shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Required Banks, and shall have accepted such appointment, within 30 days after the retiring Agent gives notice of resignation, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent, which shall be a commercial bank organized or licensed under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $50,000,000. Upon the acceptance of its appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent.

         SECTION 7.09. Agent's Fee. The Borrower shall pay to the Agent for its own account a fee in the amounts and at the times previously agreed upon between the Borrower and the Agent.

                                    ARTICLE 8


                             CHANGE IN CIRCUMSTANCES

         SECTION 8.01. Basis for Determining Interest Rate Inadequate or Unfair. If on or prior to the first day of any Interest Period for any Euro-Dollar Loan:

         (a) the Agent is advised by the Reference Banks that deposits in dollars (in the applicable amounts) are not being offered to the Reference Banks in the London interbank market for such Interest Period, or

         (b) Banks having 50% or more of the aggregate amount of the Loans advise the Agent that the Adjusted London Interbank Offered Rate as determined by the Agent will not adequately and fairly reflect the cost to such Banks of funding their Euro-Dollar Loans for such Interest Period, the Agent shall forthwith give notice thereof to the Borrower and the Banks, whereupon until the Agent notifies the Borrower that the circumstances giving rise to such suspension no longer exist, (i) the obligations of the Banks to continue or convert outstanding Loans as or into Euro-Dollar Loans shall be suspended and (ii) each outstanding Euro-Dollar Loan shall be converted into a Base Rate Loan on the last day of the then current Interest Period applicable thereto.

         SECTION 8.02. Illegality. If, on or after the date of this Agreement, the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Euro-Dollar Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for any Bank (or its Euro-Dollar Lending Office) to make, maintain or fund its Euro-Dollar Loans and such Bank shall so notify the Agent, the Agent shall forthwith give notice thereof to the other Banks and the Borrower, whereupon until such Bank notifies the Borrower and the Agent that the circumstances giving rise to such suspension no longer exist, the obligation of such Bank to convert outstanding Loans into Euro-Dollar Loans shall be suspended. Before giving any notice to the Agent pursuant to this Section, such Bank shall designate a different Euro-Dollar Lending Office if such designation will avoid the need for giving such notice and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. If such notice is given, each Euro-Dollar Loan of such Bank then outstanding shall be converted to a Base Rate Loan either (a) on the last day of the then current Interest Period applicable to such Euro-Dollar Loan if such Bank may lawfully continue to maintain and fund such loan to such day or (b) immediately if such Bank shall determine that it may not lawfully continue to maintain and fund such Loan to such day.

         SECTION 8.03. Increased Cost and Reduced Return. (a) If on or after the date hereof, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Applicable Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency:

                (i) shall subject any Bank (or its Applicable Lending Office) to any tax, duty or other charge with respect to its Euro-Dollar
         Loans , its Note or its obligation to make Euro-Dollar Loans, or shall change the basis of taxation of payments to any Bank (or its Applicable Lending Office) of the principal of or interest on its Euro-Dollar Loans or any other amounts due under this Agreement in respect of its Euro-Dollar Loans or its obligation to make Euro-Dollar Loans (except for changes in the rate of tax on the overall net income of such Bank or its Applicable Lending Office imposed by the jurisdiction in which such Bank's principal executive office or Applicable Lending Office is located); or

                (ii) shall impose, modify or deem applicable any reserve (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System, but excluding with respect to any Euro-Dollar Loan any such requirement included in an applicable Euro-Dollar Reserve Percentage), special deposit, insurance assessment or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Bank (or its Applicable Lending Office) or shall impose on any Bank (or its Applicable Lending Office) or on the London interbank market any other condition affecting its Euro-Dollar Loans, its Note or its obligation to make Euro-Dollar Loans;

and the result of any of the foregoing is to increase the cost to such Bank (or its Applicable Lending Office) of making or maintaining any Euro-Dollar Loan, or to reduce the amount of any sum received or receivable by such Bank (or its Applicable Lending Office) under this Agreement or under its Note with respect thereto, by an amount deemed by such Bank to be material, then, within 15 days after demand by such Bank (with a copy to the Agent), the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank for such increased cost or reduction.

          (b) If any Bank shall have determined that, on or after the date hereof, the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change in any such law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on capital of such Bank (or its Parent) as a consequence of such Bank's obligations hereunder to a level below that which such Bank (or its Parent) could have achieved but for such adoption, change, request or directive (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Bank to be material, then from time to time, within 15 days after demand by such Bank (with a copy to the Agent), the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank (or its Parent) for such reduction.

          (c) Each Bank will promptly notify the Borrower and the Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Bank to compensation pursuant to this Section and will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. A certificate of any Bank claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, such Bank may use any reasonable averaging and attribution methods.

          (d) If any Bank has demanded compensation under this Section 8.03, the Borrower shall have the right, with the assistance of the Agent, to seek a substitute bank or banks (which may be one or more of the Banks) to purchase the Note and assume the Commitment of such Bank.

         SECTION 8.04. Base Rate Substituted for Affected Euro-Dollar Loans. If
(i) the obligation of any Bank to convert outstanding Loans into Euro-Dollar Loans has been suspended pursuant to Section 8.02 or (ii) any Bank has demanded compensation under Section 8.03(a) and the Borrower shall, by at least five Euro-Dollar Business Days' prior notice to such Bank through the Agent, have elected that the provisions of this Section shall apply to such Bank, then, unless and until such Bank notifies the Borrower that the circumstances giving rise to such suspension or demand for compensation no longer apply:

          (a) all Loans which would otherwise be converted by such Bank into or continued by such Bank as Euro-Dollar Loans shall instead be Base Rate Loans (on which interest and principal shall be payable contemporaneously with the related Euro-Dollar Loans of the other Banks), and

         (b) after each of its Euro-Dollar Loans has been repaid (or converted to Base Rate Loans), all payments of principal which would otherwise be applied to repay such Euro-Dollar Loans shall be applied to repay its Base Rate Loans instead.

         If such Bank notifies the Borrower that the circumstances giving rise to such notice no longer apply, the principal amount of each such Base Rate Loan shall be converted into a Euro-Dollar Loan on the first day of the next succeeding Interest Period applicable to the related Euro-Dollar Loans of the other Banks.



                                    ARTICLE 9


                                  MISCELLANEOUS

         SECTION 9.01. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including bank wire, telex, facsimile transmission or similar writing) and shall be given to such party: (x) in the case of the Borrower or the Agent, at its address, facsimile number or telex number set forth on the signature pages hereof, (y) in the case of any Bank, at its address, facsimile number, or telex number set forth in its Administrative Questionnaire or (z) in the case of any party, such other address, facsimile number or telex number as such party may hereafter specify for the purpose by notice to the Agent and the Borrower. Each such notice, request or other communication shall be effective (i) if given by telex, when such telex is transmitted to the telex number specified in this Section and the appropriate answerback is received, (ii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (iii) if given by any other means, when delivered at the address specified in this Section; provided that notices to the Agent under
Article 2 or Article 9 shall not be effective until received.

         SECTION 9.02. No Waivers. No failure or delay by the Agent or any Bank in exercising any right, power or privilege hereunder or under any Note shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

         SECTION 9.03. Expenses; Documentary Taxes; Indemnification. (a) The Borrower shall pay (i) all out-of-pocket expenses of the Agent, including fees and disbursements of Davis Polk & Wardwell, special counsel for the Agent in connection with the preparation and administration of the Financing Documents, any waiver or consent hereunder or any amendment hereof or any Default or alleged Default hereunder and (ii) if an Event of Default occurs, all out-of-pocket expenses incurred by the Agent or any Bank, including fees and disbursements of counsel (including reasonable allocations to internal counsel), in connection with such Event of Default and collection, bankruptcy, insolvency and other enforcement proceedings resulting therefrom. The Borrower shall indemnify each Bank against any transfer taxes, documentary taxes, assessments or charges made by any governmental authority by reason of the execution and delivery of this Agreement or the Notes.

         (b) The Borrower agrees to indemnify the Agent and each Bank, their respective affiliates and the respective directors, officers, agents and employees of the foregoing (each, an "Indemnitee") and hold each Indemnitee harmless from and against any and all liabilities, losses, damages, costs and expenses of any kind, including, without limitation, the reasonable fees and disbursements of counsel (including reasonable allocations to internal counsel, whether or not they constitute out-of-pocket expenses), which may be incurred by any Indemnitee in connection with any investigative, administrative or judicial proceeding (whether or not such Indemnitee shall be designated a party thereto) relating to or arising out of this Agreement or any actual or proposed use of proceeds of Loans hereunder; provided that no Indemnitee shall have the right to be indemnified hereunder for its own gross negligence or willful misconduct as determined by a court of competent jurisdiction.

         SECTION 9.04. Set-Offs. (a) Each Bank agrees that if it shall, by exercising any right of set-off or counterclaim or otherwise, receive payment of a proportion of the aggregate amount of principal and interest due with respect to any Note held by it which is greater than the proportion received by any other Bank in respect of the aggregate amount of principal and interest due with respect to any Note held by such other Bank, the Bank receiving such proportionately greater payment shall purchase such participations in the Notes held by the other Banks, and such other adjustments shall be made, as may be required so that all such payments of principal and interest with respect to the Notes held by the Banks shall be shared by the Banks pro rata; provided that nothing in this Section shall impair the right of any Bank to exercise any right of set-off or counterclaim it may have and to apply the amount subject to such exercise to the payment of indebtedness of the Borrower other than its indebtedness under the Notes. The Borrower agrees, to the fullest extent it may effectively do so under applicable law, that any holder of a participation in a Note, whether or not acquired pursuant to the foregoing arrangements, may exercise rights of set-off or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of the Borrower in the amount of such participation.

         (b) The Borrower agrees, to the fullest extent it may effectively do so under applicable law, that in addition to any rights and remedies of the Banks provided by law, each Bank shall have the right, without prior notice to the Borrower (any such notice being expressly waived by the Borrower to the extent permitted by applicable law) upon any amount becoming due and payable by the Borrower hereunder, under the Notes (whether at the stated maturity, by acceleration or otherwise) or any other Financing Document, to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Bank or any branch or agency thereof to or for the credit or the account of the Borrower. Each Bank agrees promptly to notify the Borrower and the Agent after any such set-off and application made by such Bank. Failure by any Bank to give any notice pursuant to the immediately preceding sentence shall constitute a breach by such Bank of its obligations as set forth in such sentence; provided that the failure to give such notice shall not affect the validity of such set-off and application.

         SECTION 9.05. Amendments and Waivers. Any provision of this Agreement or the Notes may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrower and the Required Banks (and, if the rights or duties of the Agent are affected thereby, by the Agent); provided that no such amendment or waiver shall, unless signed by all the Banks, (i) reduce the principal of or rate of interest on any Loan or any fees hereunder, (ii) postpone the date fixed for any payment of principal of or interest on any Loan or any fees hereunder, (iii) release Collateral (as defined in any Security Document) pledged pursuant to, or release any guaranty under, the Financing Documents, (iv) change any of the conditions to effectiveness set forth in
Article 3, or (v) change the percentage of the aggregate unpaid principal amount of the Notes, or the number of Banks, which shall be required for the Banks or any of them to take any action under this Section or any other provision of this Agreement or change the definition of "Required Banks".

         SECTION 9.06. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Borrower may not assign or otherwise transfer any of its rights under this Agreement without the prior written consent of all Banks.

         (b) Any Bank may at any time grant to one or more banks or other institutions (each a "Participant") participating interests in Loans or any or all of its Loans. In the event of any such grant by a Bank of a participating interest to a Participant, whether or not upon notice to the Borrower and the Agent, such Bank shall remain responsible for the performance of its obligations hereunder, and the Borrower and the Agent shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement. Any agreement pursuant to which any Bank may grant such a participating interest shall provide that such Bank shall retain the sole right and responsibility to enforce the obligations of the Borrower hereunder including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement; provided that such participation agreement may provide that such Bank will not agree to any modification, amendment or waiver of this Agreement described in clause (i) or (ii) of Section 9.05 without the consent of the Participant. An assignment or other transfer which is not permitted by subsection (c) or (d) below shall be given effect for purposes of this Agreement only to the extent of a participating interest granted in accordance with this subsection (b).

          (c) Any Bank may at any time assign to one or more banks or other institutions (each an "Assignee") all, or a proportionate part of all, of its rights and obligations under this Agreement and the Notes and such Assignee shall assume such rights and obligations, pursuant to an Assignment and Assumption Agreement in substantially the form of Exhibit E hereto executed by such Assignee and such transferor Bank, with (and subject to) the subscribed consent of the Agent and (so long as no Event of Default has not occurred and is continuing) the Borrower, which consent shall not be unreasonably withheld; provided that any assignment must be for an amount not less than $5,000,000, and if greater in increments of $1,000,000, of the Loans or the entire amount of such Bank's Loans; provided, however, that if an Assignee is a Bank or an affiliate of such transferor Bank, no such consent shall be required and the assignment may be for an amount not less than $1,000,000 of the amount of the Loans. Upon execution and delivery of such instrument and payment by such Assignee to such transferor Bank of an amount equal to the purchase price agreed between such transferor Bank and such Assignee, such Assignee shall be a Bank party to this Agreement and shall have all the rights and obligations of a Bank as set forth in such instrument of assumption, and the transferor Bank shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required. Upon the consummation of any assignment pursuant to this subsection (c), the transferor Bank, the Agent and the Borrower shall make appropriate arrangements so that, if required, a new Note is issued to the Assignee. In connection with any such assignment, the transferor Bank shall pay to the Agent an administrative fee for processing such assignment in the amount of $2,000. If the Assignee is not incorporated under the laws of the United States of America or a state thereof, it shall, prior to the first date on which interest or fees are payable hereunder for its account, deliver to the Borrower and the Agent certification as to exemption from deduction or withholding of any United States federal income tax in accordance with Section 2.12.

          (d) In addition to any assignment permitted under subsection (c) above, any Bank may at any time assign all or any portion of its rights under this Agreement and its Note to an affiliate of such Bank or a Federal Reserve Bank. No assignment made pursuant to this subsection (d) shall release the transferor Bank from its obligations hereunder.

         SECTION 9.07. Collateral. Each of the Banks represents to the Agent and each of the other Banks that it in good faith is not relying upon any "margin stock" (as defined in Regulation U) as collateral in the extension or maintenance of the credit provided for in this Agreement.

         SECTION 9.08. GOVERNING LAW; SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL. THIS AGREEMENT AND EACH NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. THE BORROWER HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND OF ANY NEW YORK STATE COURT SITTING IN NEW YORK CITY FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. THE BORROWER IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. EACH OF THE BORROWER, THE AGENT AND THE BANKS HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

         SECTION 9.09. Counterparts; Integration. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement constitutes the entire agreement and understanding among the parties hereto and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof.

         SECTION 9.10. Coventry Amended and Restated Security Documents. The Borrower confirms that its obligations under this Agreement and the Notes constitute "Secured Obligations" as defined in the Amended and Restated Security Documents.

         SECTION 9.11. Confidentiality. The Agent and each Bank agrees to keep any information delivered or made available by the Borrower pursuant to this Agreement confidential from anyone other than persons employed or retained by such Bank who are engaged in evaluating, approving, structuring or administering the credit facility contemplated hereby; provided that nothing herein shall prevent any Bank from disclosing such information (a) to any other Bank or to the Agent, [(b) to Price Waterhouse LLP (so long as it agrees to be bound by this Section 9.11 to the same extent as if it were a Bank),] (c) to any other Person if reasonably incidental to the administration of the credit facility contemplated hereby, (d) upon the order of any court or administrative agency, (e) upon the request or demand of any regulatory agency or authority, (f) which had been publicly disclosed other than as a result of a disclosure by the Agent or any Bank prohibited by this Agreement, (g) in connection with any litigation to which the Agent, any Bank or its subsidiaries or Parent may be a party, (h) to the extent necessary in connection with the exercise of any remedy hereunder upon an Event of Default (provided that such disclosure is not in violation of any Securities and Exchange Commission rule or regulation), (i) to such Bank's or Agent's legal counsel and independent auditors, and (j) subject to provisions substantially similar to those contained in this Section, to any actual or proposed Participant or Assignee.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                            COVENTRY CORPORATION


                                            By
                                              ---------------------------------
                                              Title:

                                            53 Century Blvd.
                                            Suite 250
                                            Nashville, Tennessee  37214
                                            Attention: Dale Wolf
                                                       Chief Financial Officer
                                                       Senior Vice President
                                            Facsimile number:  615-391-2457


Principal of Loans
$21,411,788.50                              MORGAN GUARANTY TRUST COMPANY
                                            OF NEW YORK


                                            By
                                              ---------------------------------
                                              Title:



$21,411,788.50                              NATIONSBANK, N.A.


                                            By
                                              ---------------------------------
                                              Title:

                                            MORGAN GUARANTY TRUST
                                                 COMPANY OF NEW YORK,
                                                 as Agent

                                            By
                                              ---------------------------------
                                              Title:

                                            60 Wall Street
                                            New York, New York  10260
                                            Attention: Loan Department
                                            Telex number:
                                            Facsimile Number: 302-634-1852